As filed with the Securities and Exchange Commission on June 28, 2004.
         Registration No. 333- 112779





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                               AMENDMENT NO. 5 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                            PERFISANS HOLDINGS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

           Maryland                            3674                 91-1869317
(State or other jurisdiction of    (Primary Standard Industrial    (IRS Employer
  corporation or organization)      Classification Code Number)   Identification
                                                                      Number)


                            4118 14th Avenue Unit #4
                            Markham, Ontario L3R 0J6
                                 (905) 943-9996
   (Address and telephone number of registrant's principal executive offices)

                                   To-Hon Lam
                             Chief Executive Officer
                            4118 14th Avenue Unit #4
                            Markham, Ontario L3R 0J6
                               Ph. (905) 943-9996
                            Fax:(905) 943-7560 (Name,
               address and telephone number of agent for service)


                         Copy of all communications to:

                             Arthur S. Marcus, Esq.
                 Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                               101 E. 52nd Street
                               New York, NY 10022
                               Ph. (212) 752-9700
                               Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE



Title of Each                     Proposed
Registration                       Maximum     Proposed Maximum       Amount of
Securities to     Amount to Be    Offering      Aggregate Fee       Registration
Be Registered    Registered (2)   Price (1)   Offering Price (1)         Fee
================================================================================
Common Stock     Up to 6,855,626   $ 1.95        $13,368,471        $2,187.92(3)



(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the closing bid and asked prices for the Registrant's common stock as reported on the Nasdaq OTC Bulletin Board on February 9, 2004.

(2) Includes up to 600,000 shares issuable upon exercise of warrants and 4,255,626 shares being registered on behalf of certain existing shareholders of the Registrant. The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
     Section 8(a), may determine.


(3)  Previously Paid.

     The information in this prospectus is not complete and may be changed without notice. We and the selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we and the selling stockholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.



                    Subject to completion, dated June 28, 2004





                                   PROSPECTUS
                                6,855,626 SHARES
                             PERFISANS HOLDINGS, INC
                                  COMMON STOCK


     This prospectus relates to the offer of 2,000,000 shares of the common stock of Perfisans Holdings, Inc. by two selling shareholders, SBI Brightline Consulting, LLC. and Trilogy Capital. Trilogy assigned its obligations under the agreement to its affiliate, Westmoreland PFNC, LLC. This prospectus also relates to the resale of 600,000 shares of common stock issuable upon the exercise of warrants to be granted to SBI upon their purchase. 300,000 of the warrants are exercisable at $2.00 per share and 300,000 of the warrants are exercisable at $3.00 per share. The warrants are issuable upon the purchase of the shares by SBI. SBI and Westmoreland have agreed with us that the 2,000,000 shares will be purchased promptly after the Registration Statement, of which this prospectus forms a part, is declared effective. In addition, this prospectus relates to the registration of 4,255,626 shares that are being registered on behalf of existing shareholders of ours (the "Existing Selling Stockholders").


     SBI and Westmoreland may sell the shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. 2,000,000 of the shares of our common stock covered by this prospectus will be issued promptly upon effectiveness of this Registration Statement, pursuant to common stock purchase agreements between us, SBI and Westmoreland, as further described in this prospectus. We will receive consideration of $2.00 per share for the 2,000,000 shares from SBI and Trilogy in connection with our sale of shares to them as contemplated by the stock purchase agreements, but we will not receive any of the proceeds from the resale of shares by SBI or Westmoreland. 600,000 of the shares of our common stock may be issued from time to time upon any exercise of the warrants. We will receive the proceeds of any warrant exercised by SBI. Existing Selling Stockholders may sell their shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. Each Existing Selling Stockholder has agreed not to sell more than 30% of their shares being registered in any three-month period.


     SBI and Westmoreland are statutory "underwriters" within the meaning of the Securities Act of 1933 in connection with their sales of our common stock. Our common stock trades on the Over-the-Counter Bulletin Board under the symbol "PFNH."





     The last reported sales price for our common stock on June 25, 2004 was $1.90 per share. INVESTMENT IN THE COMMON STOCK OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU MAY LOSE YOUR ENTIRE INVESTMENT. CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE INVESTING.





     NEITHER THE SECURITIES AND EXCHANGE COMMISION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.


                 The date of this prospectus is ___________ 2004

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                                TABLE OF CONTENTS

Prospectus Summary                                                             1
Summary Historical Financial Information                                       4
Risk Factors                                                                   5
Use of Proceeds                                                               19
Nature of Trading Market                                                      19
Dividend Policy                                                               19
Capitalization                                                                20
SBI and Trilogy Stock Purchase Agreement                                      20
Management's Discussion and Analysis of Financial Condition
   and Results of Operations                                                  21
Business                                                                      27
Legal Proceedings                                                             35
Management                                                                    36
Executive Compensation                                                        38
Security Ownership of Certain Beneficial Owners and Management                40
Certain Relationships and Related Transactions                                41
Description of Securities                                                     42
Shares Eligible for Resale                                                    42
Selling Stockholder                                                           43
Plan of Distribution                                                          45
Legal Matters                                                                 47
Experts                                                                       47
Where You Can Find Additional Information                                     47
Financial Statements                                                         F-1

                               PROSPECTUS SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under "risk factors," and our financial statements and the accompanying notes. In this prospectus, "we", "us" and "our", refer to Perfisans Holdings, Inc. and its wholly-owned subsidiary Perfisans Networks Corporation, unless the context otherwise requires. All share numbers in this prospectus give effect to the 30-1 reverse stock split effected in December 2003, unless otherwise indicated.


                            PERFISANS HOLDINGS, INC.


We were formed in 1997 under the name Griffin Industries, Inc. We were originally formed as a business development company under the Investment Company Act of 1940. We terminated our status as a business development company in 1998. We own 100% of the capital stock of Perfisans Networks Corporation, through which all of our operations are conducted. We acquired Perfisans Networks Corporation in December 2003. Prior to the acquisition of Perfisans Networks, we had explored entering into several businesses primarily in the construction industry, but this activity was curtailed. Prior to the acquisition, we were a blank check company. Perfisans Networks is a technology company focused on the development of cost effective, high performance network and storage computer chips. To date, we have not achieved any revenues from sales of our computer chips. We have incurred net losses of $6,221,275 since inception.



                      BRIEF MARKET AND PRODUCT BACKGROUND

World commerce, government, scientific, military and other organizations today rely on the rapid, reliable and accurate transfer of business and scientific data between individuals and organizations. This sharing and transfer of information is done by means of internal and external systems known as networks. Perfisans chips operate at Gigabit speeds and are used to increase the efficiency and speed of such networks.


Perfisans chips are designed to be installed in Network Interface Cards (NIC), which are found in network systems such as servers, routers, personal computers and host bus adapters, and directly on motherboards in desktop and laptop personal computers. Our two initial products are in the final testing phase. We intend to release such products by the end of the second quarter of 2004. To date, we have not sold any of our computer chips.


Management believes that the growth in demand for Perfisans networking chips will result from the anticipated continual expansion of data traffic around the world, and particularly in the growth of certain market sectors. Management believes that the growth in data traffic will be accompanied by a continual need for greater network speed and efficiency, and the elimination of bottlenecks in the networks caused by traditional network technologies. Perfisans network chips are designed to increase network speed and efficiency.

An additional important feature of Perfisans chips allows the continued use of existing network systems alongside the new Gigabit technology, and thereby eliminates the need for network operators to rebuild their network or buy expensive additional equipment.


Management believes that the development of network systems also results in an increasing need for Storage Area Network (SAN) devices, which Perfisans plans to meet with a family of SAN chips.

Management plans to devote engineering and marketing resources to identify and sustain key competitive product advantages, and to develop strong partnerships with industry leading OEMs (original equipment manufacturers) and non-competing chipmakers, in order to gain exposure to maximum market share in the shortest possible time. To date, we have not generated any sales or other operating revenues.

With the growth of globalization and the advance of developing countries, Management believes that the amount of such data and other information that is being sent locally, nationally and around the world is continually growing, and in turn requires the continual enhancement of both the computer systems involved and the NIC technology. It is this ongoing need for the enhancement of the NIC technology that Management believes presents growing business opportunities for the application and use of Perfisans Networks technology and products.


The markets for Perfisans' devices are all users of NIC cards, which includes manufacturers of laptop and desktop computers, routers, servers, Storage Area Networks (SAN). Local Area Network (LAN), Metro Area Network (MAN) and Wide Area Network (WAN) systems. In addition, an important additional market segment is the Small Business Home Office sector, known as "SOHO", which includes individual consumers. Perfisans intends to address all of these markets with products that Management believes are competitively priced.


In addition to NIC cards, Perfisans chips will be installed directly on motherboards in desktop and laptop computers, thereby conserving space where it is at a premium, and in "host bus adapters". The "host" is the computer in which the NIC or Perfisans chip is installed, and incorporates the processor (CPU), which normally has the job of managing the entire data packet.


Although PC networking began to be used widely in the 1980s, with the rise of client/server computing, Management believes that a number of recent trends have greatly accelerated their adoption and expansion. Management believes that as companies try to enhance efficiency and worker productivity to remain competitive, they will have to increase their use of Intranets for shared applications and internal files, Extranets to connect to external suppliers and customers, and the Internet. In addition, Management believes that the growing number of network users there are and the larger the average size of electronic files sent through them the greater the need for networks with greater speed and bandwidth. Management believes that this will drive users to upgrade or expand their networking technologies.

Perfisans has finished the designs of 2 Ethernet Accelerator chips, the "SNA1020A" and "SNA1000". These chips are now in course of manufacture and are planned for release by the end of the second quarter of 2004. The Company has only manufactured engineering samples of its products for testing purposes and has not entered into any agreements for the manufacture of its products on any commercial basis. To date, we have not generated any sales of our computer chips.

Stock Purchase Agreement with Selling Stockholders


On February 12, 2004, we entered into stock purchase agreements with SBI Brightline Consulting, LLC and Trilogy Capital which was subsequently amended to obligate each of SBI and Trilogy to purchase 1,000,000 shares of our common stock for an aggregate purchase price of $4.0 million. Trilogy assigned its obligations under the Agreements to Westmoreland.


SBI and Westmoreland will purchase the 2,000,000 shares, at a price of $2.00 per share, promptly upon the effectiveness of this Registration Statement.


     This prospectus relates to the resale of shares of common stock that will be purchased by SBI and Trilogy pursuant to the stock purchase agreements, as well as the resale of the shares issuable upon exercise of the 600,000 warrants issued to SBI upon their purchase of their shares. This prospectus also relates to an aggregate of 4,255,626 shares that are owned by existing stockholders of ours.


The Offering

Shares Outstanding      37,660,189
Prior to Offering


Securities Offered      Up to 2,000,000 shares that will be acquired by SBI and
by SBI and Trilogy      Trilogy pursuant to the stock purchase agreements
                        between us, SBI and Trilogy and the resale of up to 600,000 shares which may be issued upon the exercise of certain warrants.


Securities Offered by   We are registering an aggregate of 4,255,626 shares of
Existing Shareholders   our common stock that are held by existing shareholders.



Use of Proceeds         We will not receive any proceeds from the sale by SBI
                        and Trilogy of shares in this offering. We will receive proceeds from the sale of shares to SBI and Trilogy pursuant to the SBI and Trilogy stock purchase agreement. We expect to use such proceeds for, the repayment of debt, working capital and for other general corporate purposes, including research and product development, and sales and marketing. See "Use of Proceeds."


Risk Factors            An investment in our common stock involves a high degree
                        of risk and could result in a loss of your entire investment.

OTC Symbol              PFNH

Executive Offices


Our executive offices are located at 4118, 14th Avenue, Unit #4, Markham, Ontario L3R 0J6. Our telephone number is (905) 943-9996 and our website is: www.perfisans.com. The information on our website is not part of this prospectus.

SUMMARY HISTORICAL FINANCIAL INFORMATION


The following table presents summarized financial information as of and for the fiscal years ended December 31, 2003 and 2002 and the 3-month periods ended March 31, 2004. The information is extracted from the financial statements of Perfisans Holdings, Inc. and its wholly-owned subsidiary Perfisans Networks Corporation presented elsewhere in this prospectus and in previous filings and should be read in conjunction therewith.


SUMMARY INCOME STATEMENT DATA                                    3 months ended
                                      Years ended December 31,   March 31, 2004
                                       2003             2002       (unaudited)
                                        $                $              $

Revenue                                     --               --       335,818
Cost of Goods Sold                          --               --       313,370
Total Expenses                       1,887,500        2,263,749       526,332
Other Income                             1,797            1,131       147,158
                                    ----------       ----------    ----------

Net Loss                            (1,885,703)      (2,262,618)     (356,726)
                                    ==========       ==========    ==========



SUMMARY BALANCE SHEET DATA               As of December 31,          As of
                                       2003             2002     March 31, 2004
                                        $                $              $

Total Assets                           802,768          157,711     1,114,828
Total Liabilities                      606,943          627,741     1,234,466
                                    ----------       ----------    ----------

Stockholders' Equity (Deficiency)      195,825         (470,030)     (119,638)
                                    ==========       ==========    ==========

RISK FACTORS


You should carefully consider the risks described below before buying shares of our common stock in this offering. These risks represent all of the risks that are deemed to be material risks in this offering. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses and no revenues to date and can not assure that we will be profitable in the foreseeable future.


RISKS RELATED TO OUR COMPANY


WE HAVE GENERATED VERY LIMITED REVENUES. IF WE ARE UNABLE TO GENERATE SUFFICIENT REVENUES IN THE FUTURE, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

Although we are in the final stages of the development of our initial products, we are still in our formative and development stage. If we cannot operate profitably, you could lose your entire investment. As a result of the nature of our business, we have incurred substantial operating expenses without generating any significant revenues. The revenues that we have generated to date were not from the sale of our primary products.


OUR AUDITORS HAVE AUDITED OUR FINANCIAL STATEMENTS ASSUMING THAT WE WILL CONTINUE AS A GOING CONCERN.

Our auditors have included a going concern opinion that states that we are in the development stage, have no established sources of revenue and that there is substantial doubt about our ability to continue our operations. In the event that we do not effectuate our plan of operations, as to which there can be no assurance, we may not be able to continue our operations. In addition, the existence of the going concern opinion may make it more difficult for us to obtain additional financing or acceptable credit terms.


IF WE CONTINUE OUR HISTORY OF LOSSES, IT MAY CAUSE A DECLINE IN OUR STOCK PRICE OR AN INABILITY TO CONTINUE OUR OPERATIONS.


For the fiscal years ended December 31, 2003 and 2002, our operating subsidiary, Perfisans Networks Corporation incurred net losses of $1,885,703 and $2,262,618. For the quarter ended March 31, 2004 the Company incurred a net loss of $356,726. We expect to continue to incur losses as we spend additional capital to develop and market our technologies and establish our infrastructure and organization to support anticipated operations. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, the current economic weakness may limit our ability to develop and ultimately market our technologies. Any of these factors could cause our stock price to decline or cause us to discontinue our operations and may result in you losing a portion or all of your investment.


IF WE ARE UNABLE TO RAISE ADDITIONAL CAPITAL, OUR BUSINESS MAY FAIL OR OUR OPERATING RESULTS AND OUR STOCK PRICE MAY BE MATERIALLY ADVERSELY AFFECTED.



Because we are a development stage company and have not generated any significant revenues to date, we need to secure adequate funding. If we are unable to obtain adequate funding, we may not be able to successfully develop and market our products and our business will most likely fail. Although we believe that the funds that we raise by selling stock to SBI and Westmoreland under the stock purchase agreements will be adequate to fund our expected operating and capital needs for at least the next twelve months, they may not be sufficient to carry out all of the plans described in this prospectus or to fund our operating losses until we are able to generate enough revenues to sustain our business. Although, we do not have commitments for additional financing, we expect to sell an additional 2 million shares to Westmoreland and SBI on terms to be negotiated. There can be no assurance that we will sell such additional shares to SBI and Westmoreland. To secure additional financing, we may have to borrow money or sell more securities, which may reduce the value of the securities to be sold by SBI and Westmoreland in this offering. We may be unable to secure additional financing on favorable terms or at all.

Selling additional stock, either privately or publicly, could dilute the equity interests of our stockholders. If we borrow more money, we will have to pay interest and may also have to agree to restrictions that limit our operating flexibility. If we are unable to obtain adequate financing, we may have to curtail business operations, which would have a material negative effect on operating results and most likely result in a lower stock price.


WE OWE A RELATED SHAREHOLDER $339,260 WHICH WE INTEND TO PAY OUT OF THE PROCEEDS OF THE SALE OF STOCK TO SBI AND WESTMORELAND.

We have borrowed an aggregate of $513,494 from General Resources Co., which is controlled by our director, Christopher Chen. We have a balance of $339,260 owed to General Resources. Of such amount, $234,167 is payable on demand and $105,093 is payable in July 2004. We intend to utilize a portion of the proceeds of the sale of our stock to SBI and Westmoreland to repay General Resources. If General Resources was to make a demand for payment prior to the sale of our stock to SBI and Westmoreland it could require us to raise money from other sources.


OUR INABILITY TO RETAIN AND ATTRACT KEY PERSONNEL COULD ADVERSELY AFFECT OUR ABILITY TO DEVELOP OUR PRODUCTS.

We believe that our future success will depend on the abilities and continued service of certain of our senior management and executive officers, particularly our President and Vice President of Operations and Business Development and those persons involved in the research and development of our products. If we are unable to retain the services of these persons, or if we are unable to attract additional qualified employees, researchers and consultants, we may be unable to successfully finalize and market our products and other future products being developed.

In addition, as the source of our technological and product innovations, our key technical personnel represent a significant asset. Our success depends on our ability to continue to attract, retain and motivate qualified technical personnel. The competition for technical personnel is intense in the semiconductor industry, and we therefore cannot assure you that we will be able to attract and retain qualified technical and other personnel necessary for the design, development, manufacture and sale of our products. We may have particular difficulty attracting and retaining key personnel during periods of poor operating performance, given, among other things, the use of equity-based compensation by us and our competitors. The loss of the services of one or more of our key employees or our inability to attract, retain and motivate qualified technical personnel, could have a material adverse effect on our ability to develop our products.

OUR LACK OF DIVERSIFICATION MAY SUBJECT US TO AN INCREASED RELIANCE ON A PARTICULAR SEGMENT OF AN INDUSTRY.

Because of the extremely limited financial resources that we have, it is unlikely that we will be able to further diversify our operations. Our probable inability to diversify our activities will subject us to economic fluctuations within one or two particular businesses or industries and therefore increase the risks associated with our operations.

RISKS RELATED TO OUR BUSINESS

WE OPERATE IN THE HIGHLY CYCLICAL COMPUTER CHIP INDUSTRY, WHICH IS SUBJECT TO SIGNIFICANT DOWNTURNS, WHICH COULD RESULT IN A FAILURE TO ACHIEVE OUR ANTICIPATED REVENUES.


From time to time changes in general economic conditions, together with other factors, cause significant upturns and downturns in the industry. Periods of industry downturn, as we experienced beginning in calendar year 2001, have been characterized by diminished product demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. These characteristics, and in particular their impact on the level of demand for computer chips, may cause substantial fluctuations in our revenues and results of operations.

During the late 1990's and extending into 2000, the computer chip industry enjoyed unprecedented growth. However, beginning in calendar year 2001, the industry was adversely impacted by a global economic slowdown and an abrupt decline in demand for many of the end-user products that incorporate our products. The impact of weakened end-customer demand was compounded by higher than normal levels of inventories among our original equipment manufacturer, or OEM, subcontractor and distributor customers. Should the reduced end-customer demand continue, this could result in underutilization of our manufacturing capacity, changes in revenue mix and other impacts that would continue to materially and adversely affect our operating results.

Because of the cyclical nature of the computer chip industry, we cannot assure you of the timing, duration or magnitude of any recovery in our industry or that a recovery will occur. We cannot assure you that the computer chip semiconductor industry will not experience renewed, and possibly more severe and prolonged, downturns in the future, or that our operating results or financial condition will not be adversely affected by them. We have experienced these cyclical fluctuations in our business and may experience cyclical fluctuations in the future.

IF WE ARE NOT ABLE TO COMPETE EFFECTIVELY IN THE COMPETITIVE CHIP
MANUFACTURING INDUSTRY, WE MAY NOT BE ABLE TO ACHIEVE SIGNIFANT SALES OF OUR PRODUCTS.


Our future success depends on our ability to compete effectively with other manufacturers of network and storage chips, including major manufacturers of chips which have greater resources than we do. We are an early-stage research and development company engaged exclusively in developing our initial products. We have not yet completed our first product and have no revenue from operations. As a result, we may have difficulty competing with larger, established chip manufacturing companies. Most of our potential competitors will be established, well-known companies that have:

   o  substantially greater financial, technical and marketing resources;
   o  larger customer bases;
   o  better name recognition;
   o  related product offerings; and
   o  larger marketing areas.

Companies such as Intel, Broadcom and AMD are major, international providers of chip solutions for the network and storage industry. Because these companies may possibly develop alternative solutions for their own product lines, they may ultimately be in competition with us. These companies represent a wide array of products, technologies and approaches. Most of these companies have more resources than we do and, therefore, a greater opportunity to develop comparable products and bring those products to market more efficiently than we do. If we do not compete effectively with current and future competitors, we may not be able to achieve significant sales of our products.

THE MARKETS INTO WHICH WE SELL OUR PRODUCTS ARE CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, WHICH COULD RESULT IN OUR PRODUCTS BECOMING OBSOLETE.

The demand for our products can change quickly and in ways that we may not anticipate. Our markets generally exhibit the following characteristics:

   o  rapid technological developments and product evolution;

   o  rapid changes in customer requirements;

   o  frequent new product introductions and enhancements;

   o demand for higher levels of integration, decreased size and decreased power consumption;

   o short product life cycles with declining prices over the life cycle of the product; and

   o  evolving industry standards.

These changes in our markets may contribute to the obsolescence of our products. Our products could become obsolete or less competitive sooner than anticipated because of a faster than anticipated change in one or more of the above-noted factors.

IF OEMS AND ODMS OF ELECTRONICS PRODUCTS DO NOT DESIGN OUR PRODUCTS INTO THEIR EQUIPMENT, WE WILL HAVE DIFFICULTY SELLING THOSE PRODUCTS.
MOREOVER, A "DESIGN WIN" FROM A CUSTOMER DOES NOT GUARANTEE FUTURE SALES TO THAT CUSTOMER.

Our products will not be sold directly to the end-user, if at all, but will be components or subsystems of other products. As a result, we expect to rely on OEMs and ODMs of electronics products to select our products from among alternative offerings to be designed into their equipment. Without these "design wins," we will have difficulty selling our products. If a manufacturer designs another supplier's product into one of its product platforms, it will be more difficult for us to achieve future design wins with that platform because changing suppliers involves significant cost, time, effort and risk on the part of that manufacturer. Also, achieving a design win with a customer would not ensure that we will receive significant revenues from that customer. Even after a design win, should we obtain one, the customer would not be obligated to purchase our products and could choose at any time to reduce or cease use of our products, for example, if its own products are not commercially successful, or for any other reason. We cannot assure you that we will ever to achieve design wins or that we would be able to convert any design wins into actual sales.

LENGTHY PRODUCT DEVELOPMENT AND SALES CYCLES ASSOCIATED WITH OUR PRODUCTS
MAY RESULT IN SIGNIFICANT EXPENDITURES BEFORE GENERATING ANY REVENUES RELATED TO THOSE PRODUCTS, WHICH COULD RESULT IN SEVERE CASH FLOW ISSUES.

After our product has been developed, tested, and manufactured, our customers may need three months to integrate, test and evaluate our products and an additional three months to begin volume production of equipment which incorporates the products. This lengthy cycle time increases the possibility that a customer may decide to cancel or change product plans, which could reduce or eliminate our sales to that customer. As a result of this lengthy sales cycle, we may incur significant research and development expenses, and selling, general and administrative expenses, before we generate the related revenues for these products. Furthermore, we may never generate the anticipated revenues from a product after incurring such expenses if our customer cancels or changes its product plans.

UNCERTAINTIES INVOLVING THE ORDERING AND SHIPMENT OF OUR PRODUCTS COULD CAUSE ADVERSELY AFFECT OUR BUSINESS US TO HAVE EXCESS INENTORY.

We expect that any sales will typically be made pursuant to individual purchase orders and not under long-term supply arrangements with any customers. Any customers we obtain may cancel orders before shipment. Additionally, we expect to sell a portion of our products through distributors, some of whom will have rights to return unsold products. We may purchase and manufacture inventory based on estimates of customer demand for our products, which is difficult to predict. This difficulty may be compounded if we sell to OEMs indirectly through distributors or contract manufacturers, or both, as our forecasts of demand will then be based on estimates provided by multiple parties. In addition, customers may change their inventory practices on short notice for any reason. The cancellation or deferral of product orders, the return of previously sold products, or overproduction due to a change in anticipated order volumes, could result in us holding excess or obsolete inventory, which could result in inventory write-downs and significant losses.

AVERAGE PRODUCT LIFE CYCLES IN THE SEMICONDUCTOR INDUSTRY TEND TO BE
VERY SHORT, WHICH COULD LEAD US TO CUT PRICES OR TAKE SIGNIFICANT WRITE OFFS.

In the computer chip industry, product life cycles tend to be short relative to the sales and development cycles. Therefore, the resources devoted to product sales and marketing may not result in material revenue, and from time to time we may need to write off excess or obsolete inventory. If we were to incur significant marketing expenses and investments in inventory that we are not able to recover, and we are not able to compensate for those expenses, our operating results would be materially and adversely affected. In addition, if we sell our products at reduced prices in anticipation of cost reductions but still hold higher cost products in inventory, our operating results would be harmed.

IF OUR MANUFACTURING PROCESSES ARE DISRUPTED AS A RESULT OF THEIR COMPLEX
AND SPECIALIZED NATURE IT COULD RESULT IN HIGHER LOSTS AND A LOSS OF CUSTOMERS.

Our manufacturing operations are complex and subject to disruption, including for causes beyond our control. The fabrication of integrated circuits is an extremely complex and precise process consisting of hundreds of separate steps. It requires production in a highly controlled, clean environment. Minor impurities, contamination of the clean room environment, errors in any step of the fabrication process, defects in the masks used to print circuits on a wafer, defects in equipment or materials, human error, or a number of other factors can cause a substantial percentage of wafers to be rejected or numerous die on each wafer to malfunction. Because our operating results are highly dependent upon our ability to produce integrated circuits at acceptable manufacturing yields, these factors present could have a material adverse affect on our business. In addition, we may discover from time to time defects in our products after they have been shipped, which may require us to replace such products.

Additionally, our operations may be affected by lengthy or recurring disruptions of operations at any of our production facilities or those of our subcontractors. These disruptions may include electrical power outages, fire, earthquake, flooding, war, acts of terrorism, or other natural or man-made disasters. Disruptions of our manufacturing operations could cause significant delays in shipments until we are able to shift the products from an affected facility or subcontractor to another facility or subcontractor. In the event of such delays, we cannot assure you that the required alternative capacity, particularly wafer production capacity, would be available on a timely basis or at all. Even if alternative wafer production or assembly and test capacity is available, we may not be able to obtain it on favorable terms, which could result in higher costs and/or a loss of customers. We may be unable to obtain sufficient manufacturing capacity to meet demand, either at our own facilities or through external manufacturing or similar arrangements with others. Any disruptions could have a material adverse effect on our business, financial condition and results of operations.

IF WE CAN NOT DEVELOP NEW PRODUCTS AND REDUCE COSTS IN A TIMELY MANNER. OUR PRODUCTS MAY NOT ACHIEVE MARKET ACCEPTANCE.

The computer chip industry is highly cyclical and characterized by constant and rapid technological change, rapid product evolution, price erosion, evolving technical standards, short product life cycles, increasing demand for higher levels of integration and increased miniaturization, and wide fluctuations in product supply and demand. In particular, the markets into which we sell demand cutting-edge technologies and new and innovative products. Our operating results depend largely on our ability to continue to introduce new and enhanced products on a timely basis. The development and commercialization of semiconductor devices, modules and system solutions is highly complex. Successful product development and introduction depends on numerous factors, including:

   o the ability to anticipate customer and market requirements and changes in technology and industry standards; or the ability to obtain capacity sufficient to meet customer demand;

   o the ability to define new products that meet customer and market requirements;

   o the ability to complete development of new products and bring products to market on a timely basis;

   o the ability to differentiate our products from offerings of our competitors;

   o overall market acceptance of our products; and or the ability to obtain adequate intellectual property protection for our new products.

We cannot assure you that we will have sufficient resources to make the substantial investment in research and development needed to develop and bring to market new and enhanced products in a timely manner. We will be required to continually evaluate expenditures for planned product development and to choose among alternative technologies based on our expectations of future market growth. We cannot assure you that we will be able to develop and introduce new or enhanced computer chip products in a timely and cost-effective manner, that our products will satisfy customer requirements or achieve market acceptance or that we will be able to anticipate new industry standards and technological changes. We also cannot assure you that we will be able to respond successfully to new product announcements and introductions by competitors or to changes in the design or specifications of complementary products of third parties to which our products interface. In addition, prices of products may decline, sometimes significantly, over time. We believe that to remain competitive we must continue to reduce the cost of producing and delivering existing products at the same time that we develop and introduce new or enhanced products. We cannot assure you that we will be able to continue to reduce the cost of our products to remain competitive.

WE MAY NOT BE ABLE TO PROTECT OUR PROPRIETARY RIGHTS AND WE MAY INFRINGE THE PROPRIETARY RIGHTS OF OTHERS. OUR INABILITY TO PROTECT OUR RIGHTS COULD IMPAIR OUR BUSINESS AND CAUSE US TO INCUR SUBSTANTIAL EXPENSE TO ENFORCE OUR RIGHTS.

Proprietary rights are critically important to us. Although we have filed for patent protection of our two initial products and we intend to aggressively pursue additional patent protection for our technologies as we continue to develop them, we cannot assure you that any patents will be issued. Although we will seek to defend our patents and to protect our other proprietary rights, our actions may be inadequate to protect our patents and other proprietary rights from infringement by others, or to prevent others from claiming infringement of their patents and other proprietary rights.

Policing unauthorized use of our technology is difficult and some foreign laws do not provide the same level of protection as U.S. laws. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or patents that we may obtain, or to determine the validity and scope of the proprietary rights of others. Such litigation could result in substantial costs and diversion of resources and have a material adverse effect on our future operating results.

WE MAY NOT BE ABLE TO DEVELOP A MARKET FOR OUR TECHNOLOGY, WHICH WILL MOST LIKELY CAUSE OUR STOCK PRICE TO DECLINE.

The demand and price for our technology and related products will be based upon the existence of markets for the technology and products and the markets for products of others, which may utilize our technology. The extent to which we may gain a share of our intended markets will depend, in part, upon the cost effectiveness and performance of our technology and products when compared to alternative technologies, which may be conventional or heretofore unknown. If the technology or products of other companies provide more cost-effective alternatives or otherwise outperform our technology or products, the demand for our technology or products maybe adversely affected. Our success will be dependent upon market acceptance of our technology and related products. Failure of our technology to achieve and maintain meaningful levels of market acceptance would materially and adversely affect our business, financial condition, results of operations and market penetration. This would likely cause our stock price to decline.

FLUCTUATIONS IN THE PERSONAL COMPUTER MARKET MAY CAUSE OUR REVENUES TO DECLINE.

Our business is, and particularly our PC processor product lines are, closely tied to the personal computer industry. Industry-wide fluctuations in the PC marketplace, including the current industry downturn, which has continued throughout 2003, have materially adversely affected us and may materially adversely affect us in the future. If we experience a sustained reduction in the growth rate of PCs sold, sales of our microprocessors may decrease. If market conditions do not improve, shipments to our customers could be limited until customer demand increases and supply chain inventories are fully balanced with end user demand.

In addition, current trends of consolidation within the personal computer industry, as recently evidenced by the Hewlett-Packard/Compaq merger, as well as potential market share increases by customers who exclusively purchase microprocessors from Intel Corporation, such as Dell Corporation, could further reduce the demand for our products.

UNLESS WE MAINTAIN MANUFACTURING EFFICIENCY, OUR FUTURE PROFITABILITY COULD BE MATERIALLY ADVERSELY AFFECTED.

Manufacturing semiconductor components involves highly complex processes that require advanced equipment. We and our competitors continuously modify these processes in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields. Our manufacturing efficiency will be an important factor in our future profitability, and we cannot be sure that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors.

From time to time, we have experienced difficulty in beginning production at new facilities, transferring production to other facilities, and in effecting transitions to new manufacturing processes that have caused us to suffer delays in product deliveries or reduced yields. We cannot be sure that we will not experience manufacturing problems in achieving acceptable yields or product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, transferring production to other facilities, upgrading or expanding existing facilities or changing our process technologies, which could result in a loss of future revenues. The increase in fixed costs and operating expenses related to increases in production capacity is not offset by increased revenues we may continue to incur losses.

IF OUR RESEARCH AND DEVELOPMENT ACTIVITIES DO NOT RESULT IN IMPROVEMENTS IN TECHNOLOGY AND EQUIPMENT OR IF WE ARE UNABLE TO FUND SUCH RESEARCH AND DEVELOPMENT WE MAY NOT BE ABLE TO REMAIN COMPETITIVE.

We make substantial investments in research and development of process technologies in an effort to improve the technologies and equipment used to fabricate our products. For example, the successful development and implementation of silicon on insulator technology is critical to our eighth-generation family of microprocessors. However, we cannot be certain that we will be able to develop or obtain or successfully implement leading-edge process technologies needed to fabricate future generations of our products. Further, we cannot assure you that we will have sufficient resources to maintain the level of investment in research and development that is required for us to remain competitive.

IF OUR PRODUCTS ARE NOT COMPATIBLE WITH SOME OR ALL INDUSTRY-STANDARD SOFTWARE AND HARDWARE, WE MAY NOT ACHIEVE SIGNIFICANT SALES

Our products may not be fully compatible with some or all industry-standard software and hardware. Further, we may be unsuccessful in correcting any such compatibility problems in a timely manner. If our customers are unable to achieve compatibility with software or hardware after our products are shipped in volume, or are defective, they may return or choose not to purchase our products. In addition, the mere announcement of a defect or an incompatibility problem relating to our products could have a material adverse effect on us.

WE DEPEND ON TECHNOLOGY LICENSED TO US BY THIRD PARTIES. THE LOSS OF, OR
OUR INABILITY TO MAINTAIN, THESE LICENSES COULD RESULT IN INCREASED COSTS OR DELAY SALES OF OUR PRODUCTS.

We license technology from third parties, including software that is integrated with internally-developed software and used in our products to perform key functions. We anticipate that we will continue to license technology from third parties in the future. This software may not continue to be available on commercially reasonable terms, if at all. Although we do not believe that we are substantially dependent on any licensed technology, some of the software that we license from third parties could be difficult for us to replace. The loss of any of these technology licenses could result in delays in the license of our products until equivalent technology, if available, is developed or identified, licensed and integrated. The use of additional third-party software would require us to negotiate license agreements with other parties, which could result in higher royalty payments and a loss of product differentiation. In addition, the effective implementation of our products depends upon the successful operation of third-party licensed products in conjunction with our products, and therefore any undetected errors in these licensed products could prevent the implementation of our products, impair the functionality of our products, delay new product introductions, and/or damage our reputation.

OUR FAILURE TO DEVELOP NEW PRODUCTS COULD RESULT IN A LOSS OF CUSTOMERS.


The software industry is highly competitive and characterized by changing client preferences and continuous introduction of new products and/or services. We believe that our future growth will depend, in part, on our ability to anticipate changes in client preferences and develop and introduce, in a timely manner, new products and/or services that adequately address such changes. There can be no assurance that we will be successful in developing, introducing and marketing new products and/or services on a timely and regular basis. If we are unable to introduce new products and/or services or if our new products and/or services are not successful, such events could have a material, adverse effect upon our business, operating results and financial condition.

RISKS RELATED TO THIS OFFERING

OUR STOCK PURCHASE AGREEMENTS WITH SBI AND TRILOGY AND THE ISSUANCE OF SHARES TO SBI AND WESTMORELAND THEREUNDER MAY CAUSE SIGNIFICANT DILUTION TO OUR STOCKHOLDERS AND HAVE AN ADVERSE IMPACT ON THE MARKET PRICE OF OUR COMMON STOCK.

The resale by SBI and Westmoreland of our common stock that they purchase from us will increase the number of our publicly traded shares, which could depress the market price of our common stock. Moreover, as all the shares we sell to SBI and Westmoreland will be available for immediate resale, the mere prospect of our sales under the stock purchase agreements could depress the market price for our common stock. The issuance of shares to SBI and Westmoreland will dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.


The trading price of our common stock during the several month period leading up to this offering was less than the price per share for the shares that would be sold under our stock purchase agreement with SBI and Trilogy; however, in the event that our trading price rose above $2.00 per share we would be selling shares at below the prevailing market price. If we sell shares to SBI and Westmoreland at prices less than the current trading price of our common stock at the time of the sale, SBI and Westmoreland may have an incentive to immediately resell such shares in the market, which may, in turn, cause the trading price of our common stock to decline.



ANY EXERCISE OF OUR OUTSTANDING OPTIONS AND WARRANTS WILL RESULT IN SIGNIFICANT DILUTION TO OUR STOCKHOLDERS

We have an aggregate of 5,572,493 options and warrants outstanding. These options and warrants are exercisable at prices ranging from $.25 to $.60 per share. Any exercise of such options will dilute the equity interest of our stockholders. The exercise or simply the existence of such options could have an adverse effect on the market price of our common stock.


RISKS RELATED TO HOLDING OUR SECURITIES

THE SO-CALLED "PENNY STOCK RULE" COULD MAKE IT CUMBERSOME FOR BROKERS AND DEALERS TO TRADE IN OUR COMMON STOCK, MAKING THE MARKET FOR OUR COMMON STOCK LESS LIQUID WHICH COULD CAUSE THE PRICE OF OUR STOCK TO DECLINE.

Trading of our common stock on the OTC Bulletin Board may be subject to certain provisions of the Securities Exchange Act of 1934, commonly referred to as the "penny stock" rule. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These may require a broker dealer to:

   o  make a special suitability determination for purchasers of our shares;

   o receive the purchaser's written consent to the transaction prior to the purchase; and

   o deliver to a prospective purchaser of our stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker- dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to, the following:

   o  variations in our quarterly operating results;

   o  our ability to complete the research and development of our technologies;

   o  the development of a market in general for our products;

   o  changes in market valuations of similar companies;

   o announcement by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

   o  loss of a major customer or failure to complete significant transactions;

   o  additions or departures of key personnel; and

   o  fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the Over-the-Counter Bulletin Board OTC-BB and technology stocks in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance.

In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies' common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

ANY ISSUANCE OF PREFERRED STOCK COULD IMPAIR THE INTERESTS OF OUR HOLDERS OF COMMON STOCK.

The rights of preferred stockholders generally take precedence over the rights of common stockholders. We currently have no preferred stock issued and outstanding. However, we are authorized to issue five million shares of preferred stock. Our board of directors may therefore authorize and issue preferred stock, including division of the preferred stock into series and the designation of all the relative rights and preferences of these series. No such action will require the approval of our stockholders. Future preferred stockholders could delay, defer or prevent a change of control of our company, which change of control you may have been in favor of or may have been in your best interests. Our board of directors will also be free to accord any preferred stockholders preferential treatment on matters such as distributions, liquidation preferences and voting, among others.

MANY OF OUR SHARES OF COMMON STOCK WILL IN THE FUTURE BE AVAILABLE FOR RESALE. ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SHARES.


Assuming the Registration Statement of which this prospectus is a part is declared effective and all the warrants for which the underlying shares are registered herein, are exercised, we would have 10,937,626 shares that are freely tradable without the requirement of registration under the Securities Act. All of the 28,687,341 remaining shares of our common stock are "restricted securities" as defined under Rule 144 of the Securities Act. Of these shares, 20,000,000 are owned by our officers, directors or other "affiliates." These individuals may only sell their shares, absent registration, in accordance with the provisions of Rule 144. Restricted securities may only be publicly sold pursuant to a registration under the Securities Act, or pursuant to Rule 144 or some other exemption that may be available from the registration requirements of the Securities Act. Rule 144 entitles each person holding restricted securities for a period of one year, and affiliates who own non-restricted shares of our common stock, to sell every three months in ordinary brokerage transactions an amount of shares which does not exceed the greater of 1% of the shares of our common stock outstanding or, assuming the shares of common stock are then traded on Nasdaq, the average weekly trading volume during the four calendar weeks prior to said sale. Any substantial sales pursuant to Rule 144, including the potential sale of our affiliates' shares of our common stock, may have an adverse effect on the market price of shares of our common stock, and may hinder our ability to arrange subsequent equity or debt financing or affect the terms and time of such financing.


WE HAVE NOT PAID, AND DO NOT INTEND TO PAY, CASH DIVIDENDS IN THE
FORESEEABLE FUTURE.

We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Dividend payments in the future may also be limited by other loan agreements or covenants contained in other securities which we may issue. Any dividend payments that we may make would be subject to Canadian withholding tax requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and depend on our financial condition, results of operations, capital and legal requirements and such other factors as our board of directors deems relevant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plans," "potential," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar expressions. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

   o  continued development of our technology;

   o  dependence on key personnel;

   o  competitive factors;

   o  the operation of our business; and

   o  general economic conditions.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                                 USE OF PROCEEDS



We will not receive any proceeds from the sale by SBI or Trilogy of shares in this offering. We will receive net proceeds of approximately $4 million from the sale of shares to SBI and Westmoreland pursuant to the SBI and Trilogy stock purchase agreements. We expect to use such proceeds as follows:


     Salaries
         R&D Staff                                    $1,500,000
         Management                                     $440,000
         Sales and marketing Staff                       $88,000
         Administration Staff                            $30,000
     Rent and Office Expenses                           $210,000
     Marketing Expenses                                 $100,000
     Computer Aided Design Software (CAD)               $250,000
     Non-Recurring Engineering Charges (NRE)            $500,000
     Equipments                                         $100,000
     Repayment of Debt(1)                               $589,260
----------------------------------------------------------------
     Total                                            $3,807,260



The remainder of the proceeds will be used for working capital and other general corporate purposes including the purchase of inventory, as needed. We will not receive any proceeds from the sale of stock by the Existing Selling Stockholders.


(1) $500,000 of such debt bears interest at 2% per month and is payable on July 3, 2004 and $260,000 of such debt bears interest at the prime rate, plus
     2% and is repayable upon demand. All of the loans were utilized for working capital.



                            NATURE OF TRADING MARKET

Our common stock is listed on the OTC Bulletin Board under the symbol PFNH. The stock has not been actively traded, and the following table sets forth, for the fiscal quarters indicated, the high and low bid prices. These quotations reflect inter-dealer prices, without mark- up, mark-down or commission, and may not represent actual transactions.






                Quarter Ended                    High                    Low
April 1, 2004 - June 9, 2004                    $1.95                   $1.80
March 30, 2004                                  $2.00                   $1.05
December 31, 2003                               $4.50                    $.02
September 30, 2003                               $.60                    $.60
June 30, 2003                                   $1.50                    $.60
March 31, 2003                                  $1.02                    $.60
December 31, 2002                               $1.02                    $.60
September 30, 2002                               $.60                    $.60
June 30, 2002                                   $1.00                   $1.00
March 31, 2002                                  $1.00                   $1.00




We currently have outstanding 37,660,189 shares of our common stock. Our shares of common stock are held by approximately 300 stockholders of record.

DIVIDEND POLICY


We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws and our credit arrangements then impose. We currently have a retained earning deficit of $5,864,549 which also restricts our ability to declare dividends.

                                 CAPITALIZATION



The following table sets forth the capitalization of the company as of March 31, 2004.


      Promissory Note Payable                            $   250,000
      Loan To A Shareholder                                  339,260
      Long-Term Debt                                          35,611
                                                         -----------
                                                             624,871
                                                         -----------

      Capital Stock                                           37,660
      Additional Paid-In Capital                           6,161,823
      Accumulated Other Comprehensive Loss                   (97,846)
      Deficit                                             (6,221,275)
                                                         -----------

      Total Stockholders' Deficiency                        (119,638)
                                                         -----------

      Total Capitalization                               $   505,233
                                                         ===========



                    SBI AND TRILOGY STOCK PURCHASE AGREEMENTS






On February 11, 2004, we entered into Stock Purchase Agreements with SBI Brightline, LLC and Trilogy Capital which, as amended, obligated SBI and Trilogy Capital to purchase up to an aggregate of 2,000,000 shares of our common stock for an aggregate purchase price of $4.0 million, and warrants to purchase an additional 600,000 shares of common stock at an exercise price of $2.00 per share with respect to 300,000 warrants and $3.00 per share with respect to the remaining 3,000 warrants. Trilogy has assigned its obligations to an affiliate "Westmoreland PFNC, LLC. We will sell the shares to SBI and Westmoreland at $2.00 per share promptly upon effectiveness of the registration statement of which this prospectus forms a part.

This prospectus relates to the resale of shares of common stock that may be purchased by SBI and Westmoreland pursuant to the SBI and Trilogy stock purchase agreement, as well as the resale of 600,000 shares which are issuable upon the exercise of warrants to be issued to SBI upon its purchase of shares pursuant to its stock purchase agreement.


SBI and Westmoreland's obligation to purchase the shares is subject to the shares continuing to be registered for resale by SBI and Westmoreland and to other customary conditions for transactions of this kind. In particular, Westmoreland and SBI's obligation is contingent on:


   o the continued accuracy of our representations and warranties contained in the agreement;

   o  our compliance with our agreements contained in the agreement; and

   o our delivery of an opinion of our counsel that the shares being purchased are duly authorized, validly issued, fully-paid and non-assessable.

SBI and Westmoreland have agreed to each purchase 50% of the shares.

Our obligation to sell the shares to SBI and Westmoreland is contingent on Westmoreland and SBI's satisfaction of corresponding closing conditions which we may waive in our discretion.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                           FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this Prospectus.


This filing contains forward-looking statements. The words "anticipated," "believe," "expect, "plan," "intend," "seek," "estimate," "project," "could," "may," and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management's current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this filing are qualified by these cautionary statements and there can be no assurance of the actual results or developments.


OVERVIEW


On December 19, 2003, Perfisans Holdings, Inc., a Maryland corporation formerly known as Griffin Industries, Inc., acquired 100% of the capital stock of Perfisans Networks Corporation, an Ontario corporation.


This transaction was accounted for as a reverse acquisition. We changed our name to Perfisans Holdings, Inc. in conjunction with the reverse acquisition. We are the surviving entity for legal purposes and the Ontario corporation is the surviving entity for accounting purposes.

Accordingly, the financial statements include the following:


   o The statements of operations include the operations of Perfisans Networks Corporation for the periods presented.

   o Pursuant to the acquisition, all capital stock shares and amounts and per share data were retroactively restated.



Because we have recorded nominal revenues to date, we have prepared our financial statements with the assumption that there is substantial doubt that we can continue as a going concern. Our ability to continue as a going concern is dependent on our ability to effect our Plan of Operations.


PLAN OF OPERATIONS

We were incorporated in Maryland on October 14, 1997, to be a venture capital vehicle for investors. As such, we were qualified as a business development company under the Investment Company Act of 1940 and voluntarily complied with the Securities and Exchange Commission's public reporting requirements. As a business development company, we were eligible to make investments in qualifying companies and would have earned returns, if any, upon the sale of those investments.

In the summer of 1998, we terminated our status as a business development company, and regulation under the Investment Company Act of 1940, due to our intention to acquire 100% of the assets or shares of heavy construction equipment companies.

Due to a downturn in the private and public capital markets in late 1998 and early 1999, and in particular in the valuations of heavy construction equipment companies, we abandoned the acquisition plan and after conducting extensive research, our board of directors decided to pursue a business plan that called for the acquisition of companies that provide services via the Internet.

Since 2000, we have explored a variety of potential business opportunities and did not actively conduct significant operations while complying with SEC reporting requirements in order to maintain our status as a public company until a suitable acquisition candidate was found.

Consequently, after devoting years in various attempts to develop a profitable, ongoing business, and without realistic sources of additional financing in sight, our former management was receptive when approached by representatives of Perfisans Networks concerning a possible business combination. Subsequent discussions led to the execution of the Acquisition Agreement in December 2003.

As a consequence of the change in control of our company resulting from the transactions contemplated by the Acquisition Agreement, we have adopted a new plan of operations, as set forth immediately below.

We plan to introduce products to the market starting in 2004. There are three products planned for release in 2004. These products relate to network interface semiconductor integrated circuits.


          1. Product 1 - SNA1020 Perfisans anticipates releasing this network interface chip by the end of the second quarter of 2004.

          2. Product 2 - SNA 1000. A low cost, single chip Gigabit network interface chip. Management plans to market this product primarily to network card manufacturers market products geared toward the consumer market. We plan on releasing this product by the end of the 2nd quarter of 2004.


          3. Product 3 - SNA 1010. This product will also be targeted for low cost consumer products. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. We plan to release this product in the 4th quarter of 2004.


We have finished the designs of 2 Ethernet Accelerator chips, the "SNA1020A" and "SNA 1000". These chips are now in course of manufacture and are planned for release by the end of the 2nd quarter of 2004. For the next twelve months, the engineering team will be concentrated on the support and further development of these two chips. The development of a further integrated solution of the product SNA1010 will begin. The engineer team will also work on the design aspect of future iSCSI product.

Along with Canada, Taiwan and China are key regions for us to penetrate to affect our plan of operations. Manufacturers Agents (known as "reps") and Distributors (known as "distis") will be contracted to market and sell Perfisans' chips. A disti buys, resells and maintains local inventories of, the computer chips that Persifans will provide. The disti is responsible for the costs of selling to customers, accounts receivables, collections and the maintenance of local inventories, that otherwise would fall on Perfisans. A rep earns commissions on the sales of Perfisans' chips. A rep is a separate, arms length company that negates or minimizes the need for Perfisans to staff its own field sales force, thereby minimizing Perfisans' cost of sales. In some cases the rep and disti will be one and the same company capable of acting in either rep or disti mode according to the best local market needs. In rep mode, the rep earns commissions on sales of our chips. In disti mode, the disti buys and resells our chips and maintains local inventories. The current industry trend is for reps and distis to be combined in one company.

          Our sales costs are:

          o Travel costs by the sales people to the market areas at intervals dictated by sales activity and priorities,

          o The commission that has to be paid for the reps which will be pegged at 10% to 15% of the selling price, and

          o The costs of locally based support staffs as determined by the needs of penetrating and maintaining specific strategic customers.

We are currently engaged in negotiations with reps and distis in Canada and Taiwan. We have not yet entered into any formal agreements with any reps or distis in these regions. Management believes that we will establish satisfactory rep &/or disti agreements to coincide with the launch of our products by the end of the second quarter of 2004.


A similar process will be followed in North America, the UK, Europe, Scandinavia and the Middle East, however Taiwan and China are considered to be the initial priorities.


Despite our minimal revenues to date, we believe that our management has developed a business plan that if successfully implemented could substantially improve our operational results and financial conditions. The adequacy of cash resources over the next twelve months will depend primarily on our operating results and the ability to obtain proceeds from the sales of securities. We currently estimate our projected cash requirement for the next twelve months to be approximately $4 million. We expect to sell additional shares to SBI and Westmoreland to raise up to an additional $6 million. We currently have no agreement to do so and there can be no assurance that we will sell such additional shares. If we sell such shares, the proceeds will be used for working capital. The proceeds from the sale of the 2 million shares, coupled with cash flow from operations, will in Management's estimation be adequate to fund our expected operating and capital needs for at least the next twelve months. In case of a shortage of cash, we will reduce the amount of inventory and consider the sale of additional securities.

We plan to spend approximately $250,000 of the proceeds of this offering on Computer Aided Design (CAD) tools. A total of $500,000 is allocated for non-recurring Engineering (NRE) Charges for development of the Semiconductor chips.


We plan to increase the total number of employees from 20 to 24 in the next twelve months. There will be an additional sales and marketing person added and the rest will be primarily R&D people.

RESULTS OF OPERATIONS FOR PERFISANS HOLDINGS, INC.

FOR THE THREE-MONTH PERIOD ENDED MARCH 31, 2004


Our revenue to date came from the sale of ADSL modems and ADSL load balancers. This represented a business opportunity that arose during the first quarter. We did not manufacture the ASDL modems and load balancers. We may continue to explore such business opportunities in the future. However our plan is to focus our resources on our own internally developed chips. For the period, there is total revenue of $335,818 with a gross profit of $22,448 for the period. We had a net loss of $356,726 in the period.

Total operating cost increased for the three-month period ending March 31, 2004, from $128,675 to $526,332 or 309% from the corresponding prior year period. This increase was primarily due to the business opportunity which arose in the first quarter of 2004 whereby we were able to secure a business opportunity to purchase and sell ADSL modems and load balancers to two companies in Taiwan and Hong Kong. In addition, we have started developing a marketing strategy for our own internally developed chips. As a result we have moved into larger premises and hired additional employees.

General and Administration expenses increased for the three months ending March 31, 2004, from $71,257 to 460,466 or 546% from the corresponding prior year period. The increase in general and administrative expenses over the previous year is attributable primarily to the following reasons: the increase in rent expenses as a result of moving into larger premises ($55,714 in 2004 compared to $11,946 in 2003); Computer assisted design (CAD) and intellectual property (IP) maintenance ($46,471) in 2004 compared to $0 in 2003); the increase in wages and related expenses as a result of hiring of new employees to handle the projected sales growth in the Company ($333,878 in 2004 compared to $50,000 in 2003); and the increase in professional fees as a result of the filing of this registration statement. During the first quarter of 2004, the Company was successful in securing a business opportunity, which arose pertaining to the purchase and sale of ADSL modems and load balancers in Taiwan and Hong Kong. The Company may explore such business opportunities in the future but is currently focused on developing a marketing strategy for its own internally developed chips.


At the end of March, Perfisans started the process of registering a branch in Taiwan. We anticipate that the Taiwan branch will promote efficiency in our communications and transactions with Taiwanese customers. The registration process was completed in April, 2004.

Perfisans has issued promissory notes for up to $250,000 as bridge financing at an interest of 2% per month with principal and interest payable by July 25, 2004 or upon the receipt of at least $4,000,000 in gross proceeds from sale of the company's securities.

During the quarter, the Company received an additional loan of $107,250 from a shareholder, General Resources Company, at an interest of 2% per month. We intend to repay this debt out of the proceeds of this offering.

FISCAL YEAR ENDED DECEMBER 31, 2003 ("FISCAL 2003")


Total costs and expenses decreased for the year ended December 31, 2003, from $2,263,749 to $1,887,500 or 17% from the corresponding prior year period. This decrease was primarily due to reduced operating and acquisition activities during the period. Professional fees increased for the year ending December 31, 2003, from $10,725 to 24,991 or 133% from the corresponding prior year period, primarily as a result of fees having been paid for legal and accounting services.

Office and miscellaneous decreased from $15,517 to $224 or 99% from the corresponding prior year period. This is primarily due to the decrease in operations and the discontinuance of services provided from Barretto Pacific Corporation, a company wholly-owned by Landon Barretto, formerly our principal stockholder.


Our only revenue from inception through the end of Fiscal 2003 was for interest earned on the proceeds of our stock sales. From inception through December 31, 2002, this totaled $100,359. Investment revenue decreased $5,019 or 86% from 2001 to 2002. This decrease was due to reduced cash and cash equivalent balances.


The cost and expenses decreased $64,842 or 42% from $155,540 to $90,698 from 2001 to 2002. This decrease was primarily due to reduced activities during 2002.

Office and miscellaneous decreased $44,483 from $119,524 to 2001 to $75,041 in 2002 due to a decrease in stock based compensation and a decrease in operating expenses and management fees. Management fees were $Nil in 2002, due to a decrease in activities during 2002. At one time, we had paid management fees to Barretto Pacific Corporation, a wholly owned company of Landon Barretto, for executive, managerial, and administrative services. We no longer utilize Barretto Pacific and Baretto is not an affiliate of ours.

LIQUIDITY AND CAPITAL RESOURCES

As a result of the transactions contemplated by the Acquisition Agreement, and as a condition thereto, our company was required to enter into agreements with the holders of its outstanding debt and other obligations, pursuant to which the total debt of our company as of the date of the closing under the Acquisition Agreement would be reduced to zero. We intend to use the funds to be raised through this Prospectus to fund our plan of operations.

PERFISANS NETWORKS CORPORATION


At March 31, 2004, we had an accumulated deficit of $6,221,275, as compared to an accumulated deficit of $3,978,846 at December 31, 2002. The increase in our accumulated deficit is a result of continued losses in 2003 and the first quarter of 2004. For the year ended December 31, 2003, net cash used in operating activities amounted to $816,307, as compared to $1,452,565 for the year ended December 31, 2002. For the quarter ended March 31, 2004, net cash used in operating activities was $195,228. The decrease in cash requirements for operating activities is primarily the result of better control of overhead expenses. For the year ended December 31, 2002, net cash we used in operating activities amounted to $1,452,565, an increase of $761,405 from the net cash used in operating activities for the period from February 2, 2001 (inception) through December 31, 2001. The increase in cash requirements for operating activities is primarily the result of an increase in overhead expenses.

Since inception, we have relied principally on proceeds from the sale of securities to fund our activities. During the year ended December 31, 2003 and the quarter ended March 31, 2004, we used $816,307 and $195,228, respectively in cash for operating activities, which was provided by $317,741 received from financing activities resulting in a $111,913 increase in cash during the period. From inception through March 31, 2004, we required an aggregate of $3,155,260 in cash to fund our operating activities, which was provided principally by the $4,359,505 received from financing activities, including $3,816,360 in net proceeds from the sale of capital stock and $588,495 in net advances from a related party and others.


In May 2001, we borrowed $65,000 from Canadian Imperial Bank of Commerce, which is guaranteed by the Canadian Government under their Job Creation Program. This loan is repayable in 60 payments of $1,056, plus interest of prime 0.25% per annum. The loan requires us to maintain certain debt to equity ratios, which we are not currently in compliance with. As a result of the default, the bank can charge us a higher more traditional rate. To date, the bank has not taken those steps. Due to the small amount of the loan, Management does not believe that the effects of such an increase would have a material effect on us.


In 2002, we borrowed an aggregate of $408,401 from General Resources Co., a stockholder of ours and an affiliate of Christopher Chen, a director of ours. In June 2003, we repaid $100,000 of such amount to General Resources and in October 2003 we repaid an additional $100,000. In February 2004 and March 2004, we repaid a total of $29,300. The balance is repayable upon demand. In March 2004, we borrowed an additional $105,093 from General Resources. This loan bears interest at 2% per month. We currently have a balance of $339,260 to General Resources on such loans which we intend to repay out of the proceeds of the sale of stock to SBI and Westmoreland.



At March 31, 2004, we had no material commitments for capital expenditures other than for those expenditures incurred in the ordinary course of business. Additional capital could be required in excess of our liquidity, requiring us to raise additional capital through an equity offering or secured or unsecured debt financing. The availability of additional capital resources will depend on prevailing market conditions, interest rates, and our existing financial position and results of operations.


We estimate that we will require approximately $10,000,000 in cash to fund our activities until revenues are sufficient to cover costs, which we will obtain principally through the sale of shares being sold to SBI and Westmoreland. We have no commitment from any person to acquire all or any of such securities or to provide funding through any other mechanism other than as disclosed in this Prospectus. We expect that additional capital will be required if we are unable to generate sufficient revenues from commercialization of our products within the next 18 months.


OFF BALANCE SHEET ARRANGEMENTS

None.

CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS:



Contractual obligations as of March 31, 2004 are as follows:



                             PAYMENTS DUE BY PERIOD

------------------- ----------------- ----------------- ----------------- ----------------- -----------------
CONTRACTUAL                                                                                    MORE THAN 5
OBLIGATIONS              TOTAL        LESS THAN 1 YEAR  AFTER 1-3 YEARS      3-5 YEARS            YEARS
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
BUILDING LEASES             $852,831          $162,444          $324,888          $324,888           $40,611
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
EQUIPMENT LEASES                  --                --                --                --                --
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
LONG-TERM DEBT               $35,994           $15,426           $20,568                --                --
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
SHORT-TERM DEBT             $250,000          $250,000                --                --                --
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
     TOTAL                $1,138,825          $427,870          $345,456          $324,988           $40,611
------------------- ----------------- ----------------- ----------------- ----------------- -----------------




RECENT ACCOUNTING PRONOUNCEMENTS:

During April 2002, the FASB issued SFAS No. 145, Rescission of SFAS No. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections (SFAS 145). SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses From Extinguishments of Debt (SFAS No. 4), which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result of the rescission of SFAS No. 4, the classification of gain and losses arising from debt extinguishments requires consideration of the criteria for extraordinary accounting treatment provided in APB No. 30, Reporting the Results of Operations. In the absence of SFAS No. 4, debt extinguishments that are not unusual in nature and infrequent in occurrence would be treated as a component of net income or loss from continuing operations. SFAS No. 145 is effective for financial statements issued for fiscal years beginning after May 15, 2002. The adoption of this standard currently has no financial reporting implications.


During November 2002, the FASB issued Interpretation 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (Interpretation 45). Under Interpretation 45 guarantees, contracts and indemnification agreements are required to be initially recorded at fair value. Current practice provides for the recognition of a liability under such agreements only when a loss is probable and reasonably estimable, as those terms are defined under SFAS No. 5, Accounting for Contingencies. In addition, Interpretation 45 requires significant new disclosures for all guarantees even if the likelihood of the guarantor having to make payments under the guarantee is remote. The disclosure requirements are effective for financial statements of interim and annual periods ending after December 15, 2002. The initial recognition and measurement provisions of Interpretation 45 are applicable on a prospective basis to guarantees, contracts or indemnification agreements issued or modified after December 31, 2002. We do not currently have any guarantees, contracts or indemnification agreements that would require accounting recognition under the new standard.


In January 2003, the FASB issued Interpretation No. 46, Consolidation of Valuable Interest Entities. This interpretation clarifies rules relating to consolidation where entities are controlled by means other than a majority voting interest and instances in which equity investors do not bear the residual economic risks. This interpretation is effective immediately for variable interest entities created after January 31, 2003 and for interim and annual periods beginning after December 15, 2003 for interests acquired prior to February 1, 2003. We currently have no ownership in variable interest entities and, therefore, adoption of this standard currently has no financial reporting implications.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. The statement amends and clarifies accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities. This statement is designed to improve financial reporting such that contracts with comparable characteristics are accounted for similarly. The statement, which is generally effective for contracts entered into or modified after June 30, 2003, is not anticipated to have a significant effect on our financial position or results of operations.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. We currently have no such financial instruments outstanding or under consideration and therefore adoption of this standard currently has no financial reporting implications.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. We regularly evaluate our estimates and assumptions based upon historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. To the extent actual results differ from those estimates, our future results of operations may be affected. We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, our actual losses may exceed our estimates, and additional allowances would be required.

SOFTWARE DEVELOPMENT COSTS

Development costs related to software products are expensed as incurred until technological feasibility of the product has been established. Based on our product development process, technological feasibility is established upon completion of a working model. Costs incurred by us between completion of the working model and the point at which the product is ready for general release have not been significant. Accordingly, no costs have been capitalized to date.

                                    BUSINESS

COMPANY HISTORY

We were incorporated in the State of Maryland on October 14, 1997 under the name Griffin Industries, Inc. We had no operations prior to the acquisition of Perfisans Networks Corporation. On December 3, 2003, we amended our Articles of Incorporation to change our name to Perfisans Holdings, Inc.

Prior to the acquisition, Global Funding Corp. was our controlling shareholder and Paul Adams was our sole officer and director. Global Funding Corp. was controlled by Landon Barretta.

THE PERFISANS ACQUISITION


On December 19, 2003, we acquired all of the capital stock of Perfisans Networks Corporation, a Canadian company registered in the Province of Ontario. As a result of the acquisition, Perfisans Networks Corporation became a wholly owned subsidiary of ours.


In connection with the acquisition, we issued an aggregate of 32,942,967 shares of our common stock and 5,627,493 warrants to purchase our common stock to the shareholders of Perfisans Networks Corporation in exchange for all the issued shares of Perfisans Networks Corporation. In connection with the acquisition, Perfisans Networks Corporation also paid an aggregate of $200,000 in cash which was used to pay off all of the outstanding obligations of Perfisans Holdings. In exchange, for such payment shareholders of Perfisans Networks Corporation were issued an additional 2,468,866 shares of our common stock, which was distributed to Perfisans Networks' pre-acquisition stockholders. Immediately following the acquisition, the shareholders of Perfisans Networks owned approximately 95% of our common stock. There were no other control persons prior to the acquisition. The terms of the transaction were established by arms-length negotiations between Perfisans Holdings, Inc., Global and Perfisans Networks Corporation. Global was 100% owned by Landon Barretta.


We own 100% of the capital stock of Perfisans Networks Corporation, through which all of our operations are conducted. Perfisans is a technology company focused on the development of cost effective, high performance network processing and storage chips. Perfisans is now in the process of going through the testing and quality assurance of the chips manufactured. As of the date hereof, Perfisans has not made any sales of its computer chips.


THE TECHNOLOGY AND COMMUNICATIONS SYSTEMS ARE THE FOCUS OF PERFISANS' PRODUCT MARKETING.

World commerce, government, scientific, military and other activities today rely on the rapid, reliable and accurate transfer of business information, scientific data, and correspondence between individuals and organizations. This sharing and transfer of data and other information occurs locally within organizations, between groups of organizations, within communities and countries, and internationally around the world. This sharing and transfer of information is done by means of internal and external systems known as networks. A network within an organization is typically known as a Local Area Network (LAN), or an Intranet, and an external network between organizations is generally referred to as a Wide Area Network (WAN). Similarly, a network operating in a city or other such community is often referred to as a Metropolitan Area Network, or MAN. The term Extranet is also used to denote networks used by companies to communicate with suppliers and customers. The data and other information are transmitted within and between these networks. In this explanation, the term "data" is used to denote business information, scientific data and correspondence.

To enable this sharing of information within a LAN, an agreed language or convention or "standard" must be used so that the various computer systems can effectively communicate with each other. One commonly used such standard is known as "Ethernet", which has become the de-facto LAN standard.

The rate, or speed, at which data is transferred, is a critical factor in determining the efficiency of the network. The data transfer speed is expressed in terms of the number of millions of bits of data, which are transferred per second, or "Mega bits per second". This is abbreviated to "Mbps". Typical speeds encountered are 10 Mbps and100 Mbps, with "10/100Mbps" being the common acronym. To meet the demand for faster data throughput, a speed of 1000Mbps is now targeted in the networking industry. 1000Mpbs is also known as "Gigabit".

A network is basically a system comprising several computers which are connected either directly by cables or wireless, and through local, national and international telephone networks. A widely known communication system is the "Internet", or "World Wide Web".

Communication between these computer systems is accomplished using devices and systems known as Network Interface Devices or Systems. Typically these Network Interfaces take the form of a printed circuit board known as a Network Interface Card (NIC). NICs are typically installed in personal computers, "routers" and "servers".

As the name implies, a "router" is a device which directs, or routes, information across a network to the desired end location. A "server" is generally a powerful computer which, together with the interconnecting cables, telephone systems, etc., form the framework - or "backbone" - of networks.

To ensure that data is transferred across networks and delivered to the correct end location, and with no errors in the information, it is necessary to process and manipulate the data in a complex way. This data processing and manipulation involves the adherence to internationally adopted rules, or "Protocols". These are typically referred to as the "Transmission Control Protocol" and the "Internet Protocol", which are generally abbreviated to the acronym "TCP/IP". The TCP/IP process requires that the data be split up into small groups of data called "packets", to which are added a considerable amount of "overhead" data which is used to ensure the correct routing of the data across the networks.

The addition of the TCP/IP data is known as "overhead", since it results in an additional burden on the processors in the network components. The actual data that is desired to be transferred is known as "payload".

With the growth of globalization and the advance of developing countries, etc., it is generally recognized that the amount of such data and other information that is being sent locally, nationally and around the world is continually growing, and in turn requires the continual enhancement of both the computer systems involved and the NIC technology. Management believes that it is this ongoing need for the enhancement of the NIC technology that presents growing business opportunities for the application and use of Perfisans Networks technology and products.


The quality and efficiency of the technology utilized in such NICs is critical to the successful, rapid and reliable sharing and transmitting of data. Perfisans Networks technology and devices are designed to increase speed and the ability to share data. Perfisans delivers its technology in what Management believes to be a cost effective solution embodied in silicon chips, or semiconductors.


The rate, or speed, at which data is transferred across networks, is critical since the growth of business and other activity results in an ever-increasing amount of data being transferred. In turn, the ability of the various computer, router and server components, that make up the networks, to "keep up" with this increasing traffic

(also referred to as "bandwidth") in data is being stretched to the limits of the technology used in these various network component systems. This results in "bottlenecks" within the networks which ultimately slows down the transfer of data.

This situation is further aggravated by the burden, referred to above, of managing the "TCP/IP overhead" in the data stream, which accounts for a large portion of the processing power available.

The need therefore arises for NIC technology, which can alleviate this problem by eliminating the bottlenecks.


Perfisans has designed a Gigabit Ethernet solution, which is designed to significantly reduce the need for the network processors to devote a large portion of their processing power to managing the TCP/IP overhead. This is known as "TCP/IP Off-Load", and the Perfisans chip is therefore known as a "TCP/IP Off-Load Engine", or "TOE".

The markets for Perfisans' TOE devices are therefore all users of NIC cards, which includes manufacturers of laptop and desktop computers, routers, servers, Storage Area Networks (SAN). LAN, MAN, and WAN systems. An important additional market segment is the Small Business Home Office sector, known as "SOHO", which includes individual consumers. Perfisans intends to address all of these markets with what Management believes are competitively priced products.


In addition to NIC cards, Perfisans chips will be installed directly on motherboards in desktop and laptop computers, thereby conserving space where it is at a premium, and in "host bus adapters". The "host" is the computer in which the NIC or Perfisans chip is installed, and incorporates the processor (CPU) which normally has the job of managing the entire data packet.

Management believes that computer networking is a growing segment of the Information Technology (IT) industry. Although PC networking began to be used widely in the 1980s with the rise of client/server computing, a number of recent trends have greatly accelerated their adoption and expansion. As firms try to enhance efficiency and worker productivity to remain competitive, they are increasing their use of Intranets for shared applications and internal files, Extranets to connect to external suppliers and customers, and the Internet. In addition, the growing number of network users and the increasing average size of electronic files sent through them require networks with greater speed and bandwidth, driving users to upgrade or expand their networking technologies.

Management believes that the current drive presents an opportunity for Perfisans to meet the demand for optimized network solutions by developing a family of products (chips) to address the Storage Area Network (SAN), LAN, MAN, and WAN. Management intends to use marketing strategies and tactics based on Perfisans capabilities and benefits to develop and maintain strong, sustainable competitive positions in the Consumers, SOHO, and Enterprise markets.

A key component of our marketing strategy will be the development of partnerships with industry leading OEMs (original equipment manufacturers) and non-competing chipmakers, in order to gain exposure to maximum market share in the shortest possible time.


Management believes that our TOE technology alleviates the growing bottleneck experienced by networks and significantly increases the data throughput speed in increasingly complex network applications in video-over-internet protocol, voice-over-internet protocol, SOHO applications and storage networking.

Perfisans TOE technology, is designed to (a) conserve space in PCs by inserting our network chip in the "motherboard", and (b) avoid the cost of replacing or rebuilding existing network infrastructure due to our TOE chip's backward compatibility with 10/100Mbps systems.

Perfisans has developed an additional technology, the System Network Accelerator
(SNA). Our SNA is designed to provide a carefully balanced hardware and software implementation, partitioning and filtering of different network information, in a system where different network situations are handled by different paths in the chip architecture.


We are in the process of registering a patent on our SNA technology, and intend to market our technology to the niche market created through the rapid expansion of networking standards to Gigabit Ethernet technology. We believe that our relationships with various OEM groups and non-competing chipmakers in the Far East will assist us in marketing our technology.

INDUSTRY OVERVIEW

          o Our Management estimates that the Gigabit Ethernet market has been projected to grow to a multi-billion dollar market by 2004, by the industry.

          o We believe that success in the semiconductor industry goes to the company which succeeds in being the first to market. Prime examples are ATI Technologies in the graphic chips market and Genesis Microchip in the flat panel display market. Our first product is presently under pre-production (Beta) testing and Management anticipates shipping the product in the 2nd quarter of 2004.

          o We are targeting the SOHO market with our microchip and "Internet Small Computer Systems Interface" (iSCSI) products, particularly in the storage-networking segment, which is characterized by high volume, low cost semiconductor solutions. (iSCSI interfaces are an important component in current network interfaces for small computers.)

Ethernet based communications is the de-facto technology for Local Area Networks
(LAN) today. Ethernet was initially designed when networking speeds were much slower, and when host system Central Processing Unit (CPU) resources were considered more than ample. However, the inexorable rise in network throughput to today's Gigabit levels has not been accompanied by commensurate increases in host CPU resources. This scenario has created a serious and growing bottleneck in networks, with a consequent poor overall network performance.

Processing network traffic overhead can now consume 80% of the CPU resources, thus leaving few resources for applications processing and sharply limiting network performance, speed, and scalability. As Internet applications continue consuming more CPU resources, such as in the case of popular applications such as File Transfer, Rich Media Streaming, Voice over Internet Protocol (VOIP), Video over IP, Storage Networking and Content Delivery Network, there will be an increasing need to off-load the processing of the TCP/IP protocol from the host CPU. As previously explained, the main reason for network bottlenecks is that the need for the host computer to process the TCP/IP overhead, in addition to processing the data payload, significantly slows down the effective network speed.

The Technical Solution


As previously explained, Management believes that Perfisans Gigabit Ethernet TOE products, embedded in the Network Interface Card (NIC) will yield significant increases in data throughput. Our technology significantly reduces drag on the network speed by freeing up the host computer processor to concentrate on processing the payload data. In addition, Perfisans TOE chip's backward compatibility with older 10/100 Mbps network systems is designed to eliminate the need for the operator to invest in costly system upgrades or replacements.


The benefits accrued in breaking the bottleneck caused by TCP/IP processing in the host system lies in gaining the benefits of higher performance networking applications. This not only immediately benefits current server and desktop Gigabit Ethernet applications, but accelerates the two paradigm shifts in modern computing: (a) networked storage and (b) client/server-based computing. Management believes that as network throughputs further outpace processor speeds, the advantages of TOE will become even more indispensable as these trends accelerate.


Management believes that the sharing of online information, data, and resources among multiple devices at home and in offices is becoming increasingly important. Management believes that Internet use by home and small businesses has increased dramatically over the past several years, and expects it to expand rapidly in the future as more consumers are able to access the Internet at broadband speeds. As networking grows in popularity, Ethernet network link speeds have been increasing.


The growth of Ethernet data throughput from 10 Mbit/sec to 10 Gbit/sec has surpassed the increase in microprocessor performance in mainstream servers and central processing units (CPU) incorporated in the computer systems. The growth in the ready supply of network bandwidth and the proliferation of high performance fibre has resulted in Internet traffic that is increasingly dominated by rich-media content. Graphic intensive applications such as video-email, video conferencing, online presentations and desktop delivery of movies over the Internet, have become the norm.

Management sees no signs that this growth in network data throughput and storage is declining. Management believes that the rapidly pressing need to alleviate the bottleneck caused by weak host CPU being thus increasingly burdened with both processing the ever faster payload transfer speeds, as well as the TCP/IP protocol, presents a growth business opportunity to Perfisans.

STORAGE NETWORKING BASICS


As described above, Management believes that current trends show that there are significant and continuing opportunities in the network data processing and storage industry. The necessity to process and store this growing amount of data securely is of critical concern, particularly for small businesses, home consumers, corporations and other organizations that all require more effective and efficient ways to transfer, store and maintain this information. Management believes that the marketplace demands simple, affordable storage in order to manage and store the burgeoning amount of data and that this demand will shape the way data storage is handled in the future as more and more information is passed between users across Global networks such as the Internet, and Local and Wide Area Networks.


There are currently three main choices for storing information in the computing industry:


     DIRECT ATTACHED STORAGE (DAS) consists of a disk drive attached directly to a server. Information is transferred using small computer system interface
(SCSI) commands that allow the computer and hard drive to communicate. Although effective, there are limitations to using DAS, including high management costs, distance limitations, and limited scalability. Furthermore, in order to increase storage capacity, more servers must be purchased and, due to the limitations of SCSI (network interfaces for small computers) devices, DAS must be located within 12 meters of the server.

     NETWORK ATTACHED STORAGE (NAS) is a file-based storage architecture with resources attached directly to the Local Area Network (LAN), this gives it tremendous flexibility. In order to store data, the information is transmitted over the network. The increased network traffic is a drawback as it can burden and degrade the performance of the LAN and scalability is therefore limited. This storage method is less expensive as storage management can be performed using existing information technology (IT) staff with minimal training in storage management.

     STORAGE AREA NETWORKS (SAN) are dedicated networks that connect servers to storage devices. This system allows the transport of data storage traffic without burdening the enterprise LAN. Several factors make SAN's attractive including performance, reliability, availability, scalability and ease of management. Typically, Fibre Channel is used for SAN networks, and this has results in very high implementation and maintenance costs. In addition, Fibre channel storage networks (FC-SAN) are also extremely difficult to install and maintain, due to the limited expertise of existing IT staff.

EMERGENCE OF THE INTERNET PROTOCOL STORAGE AREA NETWORK (IP-SAN):

As previously mentioned, internet-related data (personal, business and commercial), which is typically multimedia, can potentially overwhelm existing storage backup systems. This has led to a rapidly emerging technology solution - INTERNET PROTOCOL-STORAGE AREA NETWORK (IP-SAN).

INTERNET PROTOCOL-STORAGE AREA NETWORK (IP-SAN):

The aim here is to "universalize" storage networking by getting both message/file and storage I/O (input/output) onto an Ethernet/IP network and ultimately "converging" networking and storage architectures. Ethernet has become the most popular networking protocol as it is inexpensive and offers simple and quick implementation.

IP-based storage networking will simplify the management of, and reduce the total cost of, ownership, specifically by utilizing existing network administrators to manage both the local area network (LAN) and storage area networks (SAN). In IP-based network storage solutions, an Internet Small Computer System Interface (iSCSI) network interface card (commonly known as Host Bus Adapter) or network interface card (NIC) connects the storage resources over Ethernet. Core transport layers can then be managed using existing network management applications. This simple, yet powerful technology can help provide a high-speed, low-cost, long distance storage solution. (The TCP/IP data in the data packet previously referred to is basically arranged in a series of standard positions in the packet, called "layers". The layer referred to in this case is the position which deals with the transport of the data across the network.)

Users of Internet Protocol Storage Area Network (IP-SAN):

Internet Protocol Storage Area Networks are most suitable for organizations with a need for streaming data, or which require large amounts of data to be stored and/or transmitted over the network. These include:


          o  Internet Service Providers (ISPs) and Storage Service Providers
             (SSP)

          o Organizations that need remote data replication and disaster recovery

          o Geographically distributed organizations that require access to the same data on a real time basis; and

          o Businesses and institutions with limited IT resources, infrastructure and budget.

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

PERFISANS' GIGABIT + TOE PRODUCTS:

We have developed a series of low cost and high volume semiconductor Application Specific Integrated Circuits (ASIC) to handle offloading of the TCP/IP processing from the CPU.


Management believes that Perfisans Gigabit + TOE products will contribute to the trend to replace existing, slower 10/100 Mbps network interface cards with faster cards with technology that facilitates data transfer speeds up to 10Gbps. These chips utilize the TOE technology to produce higher transfer speeds across networks using existing NIC architecture. Management believes that these chips will greatly address the needs of the emerging IP-SAN market and offer significant enhancements to the Gigabit Ethernet market. Our two initial products are in the final testing phase. We intend to release such products by the end of the second quarter of 2004. To date, we have not sold any of our computer chips.


We have identified three market segments with potential need for our chips:

     o  Consumer
     o  Small Office Home Office (SOHO)

     o  Enterprise (large organizations networking) Market.

We will initially release two products, embodying our core technology coupled with rich feature sets, to meet the needs of these specific market segments.


The markets for Perfisans TOE devices are all users of NIC cards, which includes manufacturers of laptop and desktop computers, routers, servers, Storage Area Networks (SAN). LAN, MAN, and WAN systems. In addition, an important additional market segment is the Small Business Home Office sector, known as "SOHO", which includes individual consumers. Perfisans intends to address all of these markets with competitively priced products.

In addition to NIC cards, Perfisans chips will be installed directly on motherboards in desktop and laptop computers, thereby conserving space where it is at a premium, and in "host bus adapters", The "host" is the computer in which the NIC or Perfisans chip is installed, and incorporates the processor (CPU), which normally has the job of managing the entire data packet.

PERFISANS TECHNOLOGY

Perfisans technology utilizes System-On-A-Chip (SOC) designs and our chips require no software programming to be done by the customer.

MANUFACTURING


Although Perfisans believes that it has a choice of several leading semiconductor foundries for the manufacture of its chips, to date it has utilized OKI Semiconductor Company in Japan to manufacture its sample chips. Purchase orders will be made between us and foundries, which manufacture products of this type. The purchase orders typically will cover the cost and lead times of the products being produced. Perfisans is currently negotiating with OKI on a mass production agreement. There can be no assurance that we will enter into a mass production agreement.


RESEARCH AND DEVELOPMENT

We have invested significant resources towards research and development activities in order to develop our products. We have spent $1,664,319 in 2002 and $714,521 in 2003 on research and development activities. These expenses are expected to be 100% borne directly by customers. These costs will be built into the selling price of products. The following table summarizes the major expenses:

                                                           2002             2003
                                                     ----------         --------
R & D Salary                                         $  685,237         $510,489
Components                                               18,727           19,533
IP & IP Maintenance                                     270,233           19,533
Non Recurring Engineering Charges                       384,389            1,058
Sub-Contractor Fee                                      305,732          163,908
                                                     ----------         --------
                                                     $1,664,319         $714,521
                                                     ==========         ========

INTELLECTUAL PROPERTY

Perfisans Networks Corporation's SNA (Storage Network Accelerator) Technology effectively addresses the network-processing bottleneck by processing the network protocol, including TCP/IP and iSCSI in the Perfisans chip, thereby sharply reducing host processor overhead. The technology is implemented by using a carefully balanced hardware and software implementation, partition and filtering of different network information. Different network situations are handled by different paths in the architecture. This approach is unique to Perfisans and Management filed a patent application (Patent No. 60/495,518) covering this technology in August 2003. There can be no assurance that such patents and trademarks will be granted or if granted that they will successfully protect our proprietary technology and trade secrets. For branding purposes, management intends to trademark Perfisans' logo.

COMPETITION

The market for TCP/IP Offload engine products is characterized by rapid technological advances, frequent new product introductions, evolving industry standards and competitive pricing. Companies in the market compete based on price point and the ability to deliver innovative products. As this is an emerging market, management expects our competitive pressure to come from both start-ups and traditional network component vendors. Although the Network Processor Units (NPU) segment presently contains numerous start-ups, management believes that it has a wide enough head start to gain and hold 'mind share' and market share in this segment of the Network Processor Units arena. This is critical in the computing industry as Management believes that the company that launches its product first can easily capture a significant market share.

Some of our competitors have positioned their products at the low end of the industry. This portion of the industry has the characteristics of a commodity market with minimal product performance, low and unpredictable average selling prices (ASPs), continual price pressure and consequent unpredictable gross margins. We had positioned our products at the high end of the industry with high guaranteed performance levels, in order to attract higher and more predictable ASPs and gross margins.


In comparison to our primary competitors, Management believes that Perfisans possesses key competitive advantages, and that Perfisans strength lies in its ability to deliver highly integrated, and fully featured products, and in-depth support to our customers through their entire product development cycle in a partnership business relationship. This approach will ensure rapid times to market for our customers, while also enabling us to secure the edge in capturing new customer business ahead of our competition, and the potential to win repeat volume business at predictable and high ASPs and gross margins. We will employ this partnership business model to capture an increasing share of the strategic Original Equipment Manufacturers (OEMs) who serve the key SOHO and home networking markets. Management believes that other competitors in the TOE/Storage network processor market are primarily targeting the enterprise market. Management believes that our primary competitors are Aegis Broadband Inc. and Marvell Technology Ltd.


Sustainable Competitive Advantage

We have designed our initial portfolio of products (SNA1000 series and SNA3000 series) with what Management believes to be strong sustainable competitive advantages, including:


     Superior performance and design


               The SNA architecture delivers high performance data path optimization and a protocol engine with software flexibility and true wire speed delivery that maximizes the utilization of the wire bandwidth. There is no data replication or copying during data processing so data transfer speed is optimized. It easily scales to 10 Gbps and beyond through straightforward semiconductor process scaling.


     Cost leadership and price competitiveness


               Management has taken a comparative look at the products offered by our competitors and believes that our products have the best price/performance and are the most price competitive solutions in the entire TOE and iSCSI market. Our competitors charge around $199 for the TOE, while the iSCSI is priced at $399 in volume. Our initial product will attract volume business at prices below $50. Our cost structure will continue to yield good margins even as the ASP trends down, in the normal pattern of the semiconductor industry, to prices in the area of $10.00. Management believes that this enables us to secure increasing market share with healthy gross margins through the entire product life/ASP cycle.


     Higher Overall ROI for customers


               Customers using our products will benefit from fast times to market as a result of:

     o  Significantly reduced product development cycles due to:

        o  The simplicity of our hardware design,

        o The absence of a need for software programming, which translates into a much reduced development cycle.

        o Perfisans' System On Chip (SoC) methodology providing scalability.

     o Perfisans commitment to in-depth design and application support throughout the customer's product development cycle.

PRODUCTS & SERVICES

Perfisans offers products in the form of chips and/or printed circuit boards on which Perfisans chips are installed. Printed circuit board products will be offered to customers in the form of "reference designs" or "evaluation kits" to facilitate the customer's product development, and evaluation and approval of our chips. Board level products will also be offered in manufacturable form in those cases where customers lack either the design expertise and/or the design resources to produce their own board level products. In the latter cases, offering a manufacturable board level product is an effective marketing and sales tactic in that it can facilitate the sales process and can help in securing and retaining business with a customer.

Perfisans will also offer routine design support services via Perfisans Field Application Engineers (FAEs) who will work closely with customer design staff to help them complete their designs, using Perfisans chips, in the shortest possible time.

A description of Perfisans chip products follows:


1.   Product 1 - NIC TOE Accelerator Chip - SNA1020A:


     We anticipate releasing the first of its line of chips that offers TOE functionality, the SNA1020A chip, by the end of the 2nd quarter of 2004.


The NIC TOE Accelerator Chip is designed to address the TCP/IP off-load requirements on both the host and target side of Internet Protocol (IP) storage networks, including Network Attached Storage (NAS). The chip consists of an IP protocol engine and a TCP protocol engine to handle the TCP/IP stacks in both hardware and embedded microprocessor cores.

An application programming interface (API) is provided in this product to allow customized transport protocols and other applications, including internet Small Computer System Interface (iSCSI), Storage over Internet Protocol, virtual interface, Internet Protocol Security (IPSEC), Virtual Private Network (VPN), Voice over Internet Protocol, content classification, streaming media, or web caches.

2.   Product 2 - SNA 1000:


This low cost, single chip Gigabit network interface chip with TOE will be targeted to replace existing 10/100 Mbit products. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. This product is scheduled for release by the end of the 2nd quarter of 2004.


3.   Product 3 - SNA 1010:

This is a further integration of the Ethernet Physical Layer with the low cost, single chip TOE Gigabit network interface chip. It will also be targeted for low cost consumer products. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. This product is scheduled for release in the 4th quarter of 2004.

4.   Product 4 - iSCSI Protocol Accelerator Chip - SNA3010:

There is a growing movement toward the use of Internet Protocol (IP) for Storage Area Networks (SAN) as it addresses several challenges faced by companies operating SANs over Fibre Channel, including the issue of distance limitations. Management believes that the primary factor in the increasing demand for IP-SANs is that most enterprise customers, particularly SOHO and consumers, do not have the in-house expertise in Fibre Channel to construct, deploy, and maintain an FC-SAN. With IP in common use in corporate communications networks and interconnected systems, Management believes that the talent to operate an IP-SAN is either already on-site or easily accessible.

Management believes that the SNA 3010 is uniquely suited for the emerging IP-SAN market. The product also includes TOE functionality. It is targeted to the Internet Protocol (IP) Storage convergence market and provides a flexible, scalable, and high performance solution to the emerging iSCSI standard.


Key attributes of the SNA3010 chip which Management believes will contribute to improved bottom line performance for operators include:

     o  Accelerated traffic between the SCSI storage device and the internet;

     o Introduction of a new breed of iSCSI target storage box that offers comparable performance at a significantly lower price than the current Fibre channel storage box.

MARKETING & SALES

Sales and Marketing will be primarily split between North America and Asia, with attention also being given to design houses in Europe. Our strategy will be to employ a mix of direct sales, commissioned manufacturer's agents, and distributors, as dictated by local market conditions. We are developing partnership relationships with potential customers in the industry. The following is a brief description of some of Perfisans' anticipated key customers in Taiwan and the United States. Although Management believes that these customers are a small representation of Perfisans' potential customer base, they are typical of customers in this industry:


     o Taiwan: Accton Technology group, Davicom Semiconductor Inc., E-Com Technology group

     o China: OPEC-Electronics Beijing, Ordbita, Topone InformationTechnology Co. Ltd., Zhejing Orient Fibersense Photonics Co. Ltd., Chengdu ZHZY Information Technology Co. Ltd.

     o  Korea: Ace International Corp.

     o  Hong Kong: Advent Technology Limited

     o  Canada: DLink Canada


Perfisans is in the process of seeking agreements with these entities, but there can be no assurance that any of the foregoing will be customers.


Perfisans has chosen Taiwanese manufacturers to be the first target customer base for the following reasons:

     o Perfisans already enjoys existing strong business connections in this location.


     o These companies, and Taiwan companies in general, will typically benefit from and welcome our superior IC design expertise, and are prone to rapid adoption of new and better performing products.


     o The economic slowdown in North America has caused us to direct immediate attention to penetrating the Taiwanese market by leveraging the extensive experience and connection of our management team.



As a component supplier to Network Infrastructure companies, it is important to develop strategic relationships with these companies. While we have not generated any sales to date, Management believes, although there can be no assurance, that the industry contacts available through our Management will bring a great deal of credibility to the entire organization, and will facilitate and expedite the forging of strong strategic alliances. The wider focus of the company is to target strategic original equipment manufacturers
(OEMs) in the United States, Europe and Asia. We are currently engaged in negotiations with reps and distis in Canada and Taiwan. We do not as yet have signed agreements with any reps or distis in these regions. We also have not signed any sales contract with any of the entities listed. We are confident of concluding satisfactory rep &/or disti agreements to coincide with the launch of our products in Q2 2004.


EMPLOYEES



     As of May 30, 2004, we had 20 full-time employees.




DESCRIPTION OF PROPERTY


Our headquarters are located at 4118 14th Avenue, Unit #4, Markham, Ontario, L3R 0J6, in 18,000 square feet of office space leased from an unrelated party. Current rentals are $16,000 per month and the lease expires in July 2009.


LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property. We are not aware of any legal proceedings contemplated by any governmental authorities involving either our property or us. None of our directors, officers or affiliates is an adverse party in any legal proceedings involving us or our subsidiaries, or has an interest in any proceeding which is adverse to us or our subsidiaries

                                   MANAGEMENT

The following table sets forth information with respect to our directors, executive officers and key employees.

          NAME                       AGE   POSITION
          To-Hon Lam                 45    President, CEO & Director

          Bok Wong                   42    VP of Operations & Business
                                           Development & Director

          Chao Kuan                  39    Director of Engineering

          Clarence Wu                34    Director of ASIC Design

          Sam Wu                     42    Director of Software

          Chris C. Chen              56    Director



TO-HON LAM. To-Hon Lam co-founded Perfisans Networks in February 2001 and has acted as its President and CEO since inception. He has been our President, CEO and a director since December 2003. He will serve until a successor is appointed at an annual meeting of shareholders, although it is expected that he will stand for re-election at such meeting. Prior to Perfisans, he launched Matrox Toronto Design Center specializing in multi-million gate graphics and video processors. Mr. Lam has managed over 100 software and hardware projects. He was the co-founder and Director of Engineering with Sicon Video where he has employed from 1999 through February 2001. He also worked with ATI Technologies, where he designed several application specific integrated circuits (ASIC). ATI is currently a leader in the graphic chip design industry. Mr. Lam brings with him 21 years of engineering and design management experience with ASIC technologies.

BOK WONG. Bok Wong co-founded Perfisans Networks in February 2001 and has acted as its Vice President of Operations and Business since inception. He has been our Vice President of Operations and Business and a director since December 2003. He will serve until a successor is appointed at an annual meeting of shareholders, although it is expected that he will stand for re-election at such meeting. Previously he co-founded Intervis Corporation, a System On Chip design consulting company. Intervis is a multi million dollar company, which designed network ASIC chips and network processors for companies such as 3COM, Nortel, and Cabletron. He was the principal consultant of Intervis from 1998 to 2000 and Trebia Director of ASIC Technology from 2000 to February 2001. Mr. Wong has also worked with ATI Technologies, Genesis Microchip, and Philips in Hong Kong.


CHAO KUAN. Chao has acted as Director of Engineering of Perfisans Networks since February 2001. He has over 15 years experience in application specific integrated circuits (ASIC), FPGA and hardware product design. From 1998 to February 2001, he was the Vice President of Hardware Development for VIDIX Technologies Corporation. Formerly with Leitch Technology, Chao has been involved in Video server and Video Router design. As an entrepreneur, Chao has developed high performance local area network based video streaming equipment.


CLARENCE WU. Clarence has acted as Director of ASIC Design of Persifans Networks since August 2001. Prior to joining Perfisans, he was Senior Engineer of Avici Systems from July 2000 to August 2001. Prior to Avici he was a contractor with C-Port Corp. from March 1999 to July 2000. He is formerly of NEC Hong Kong, where he served as Senior ASIC Application Engineer in the South East Asia Market. Clarence has over 12 years experience in ASIC design and implementation with companies such as Cadence, ATI Technologies, and NEC.

SAM WU. Sam has acted as Director of Software of Persifans Networks since Feburary 2001. Prior to February 2001, he was a project leader with Vive Synergies, Inc. since 1998. He is experienced in network system design in hardware and software. Prior to Perfisans, Sam developed the Voice over internet protocol gateway systems, and internet protocol phone products.



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



CHRIS C. CHEN. Chris C. Chen has been a director of Perfisans Networks Corporation since April 30, 2002. He has been a director of ours since December 2003. He will serve until a successor is appointed at an annual meeting of shareholders, although it is expected that he will stand for re-election at such meeting. He has been the Chairman of General Resources Co. since 1980. General Resources Co. is a international marketer, systems engineer and contractor, which has served the requirements of multiple industries since its operations began in 1980.


Compensation of the Board of Directors

Directors who are also our employees do not receive additional compensation for serving on the Board or its committees. Non-employee directors are not paid any annual cash fee. In addition, directors are entitled to receive options under our Stock Option Plan. All directors are reimbursed for their reasonable expenses incurred in attending Board meetings. We intend to procure directors and officers liability insurance.

Limitation on Liability and Indemnification of Directors and Officers

Under Maryland law a director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a director or officer, unless it is proven that:

     o his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

     o his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director's or officer's fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

As permitted by Maryland law, our By-Laws include a provision which provides for indemnification of a director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the director or officer arising from the fact that he was an officer or director, provided that the director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests. We have purchased insurance under a policy that insures both our company and our officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


In the event that a claim for indemnification against such liabilities (other than the payment by Perfisans of expenses incurred or paid by a director, officer or controlling person of Perfisans in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             EXECUTIVE COMPENSATION

The following table summarizes the annual compensation paid to our named executive officers during the three years ended December 31, 2003:

                                                                COMPENSATION ($)
                                        ----------------------------------------
                                        YEAR    SALARY     SECURITIES UNDERLYING
                                                             OPTIONS/ SARs(#)

NAME AND PRINCIPAL POSITION
---------------------------

TO-HON LAM

Chairman & CEO                          2003      -0-                    450,000
                                        2002      -0-                       -0 -
                                        2001      -0-                  1,000,000
BOK WONG                                2003      -0-                    300,000
Vice President of Operations            2002      -0-                      - 0 -
                                        2001      -0-                  1,000,000

Columnar information required by Item 402(a)(2) of Regulation SB has been omitted for categories where there has been no compensation awarded to, earned by, or paid to, the named executive officers required to be reported in the table during fiscal years 2001 through 2003.


OPTION GRANTS IN LAST FISCAL YEAR

                 # of Options      % of Total         Exercise        Expiration
Name                Granted     Options Granted        Price             Date
To-Hon Lam          450,000            35%          $0.25/share        7-16-06
Bok Wong            300,000          23.3%          $0.25/share        7-16-06

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END


               Shares Acquired     Value    # of Shares Underlying
Name             on Exercise     Realized     Options at Year End   Option Value

To-Hon Lam            o              o            1,450,000          $2,537,500
Bok Wong              o              o            1,300,000          $2,275,000



Prior to our acquisition of Perfisans Networks Corporation, none of our executive officers received any remuneration.



STOCK OPTIONS

Pursuant to the acquisition agreement whereby we acquired all of the capital stock of Perfisans Networks Corporation, all existing options and/or warrants to purchase capital stock of Perfisans Networks Corporation were converted to options and/or warrants to purchase our common stock. Accordingly, we issued employees of Perfisans Networks Corporation an aggregate of 3,794,900 options, each exercisable for a period of two years at $0.25 per share. Our executive officers and directors received an aggregate of 2,750,000 of such options. Our President, To-Hon Lam received 1,450,000 of such options and Bok Wong, our Vice President of Operations and Business Development received 1,300,000 of such options. No options have been exercised.

On February 12, 2004, the Board of Directors adopted the Perfisans Holdings, Inc. 2004 Stock Option Plan. The Option Plan provides for the grant of incentive and non- qualified stock options to selected employees, the grant of non-qualified options to selected consultants and to directors and advisory board members. The Option Plan is administered by the Board of Directors and authorizes the grant of options for 4,000,000 shares. The Board of Directors determines the individual employees and consultants who participate under the Plan, the terms and conditions of options, the option price, the vesting schedule of options and other terms and conditions of the options granted pursuant thereto. No options have been granted pursuant to such Plan.


EMPLOYMENT AGREEMENTS

Each of To-Hon Lam, President and Chief Executive Officer and Bok Wong, Vice President of Operations and Business Development, has entered into employment agreements with us. Such agreements are effective upon the effectiveness of the registration statement of which this prospectus is a part.

Mr. Lam's employment agreement has an initial term of two years with subsequent one-year renewal periods. His employment agreement may be terminated by us for cause or upon his death or disability. In the event of the disability of Mr. Lam, termination of his employment agreement by us following a change in control or termination of his employment agreement by him for good reason, Mr. Lam is entitled to receive (i) the unpaid amount of his base salary earned through the date of termination; (ii) any bonus compensation earned but not yet paid; and
(iii) a severance payment equal to one (1) year of his then current salary. In addition, Mr. Lam will be immediately vested in any options, warrants, retirement plan or agreements then in effect. Good reason means (i) a material change of Mr. Lam's duties, (ii) a material breach by us under the employment agreement, or (iii) a termination of Mr. Lam's employment in connection with a change in control.

As used in Mr. Lam's employment agreement, "change in control" means (1) our merger or consolidation with another entity where the members of our Board, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation immediately prior to the merger or consolidation, or (2) the sale or other disposition of all or substantially all of our assets.

In the event of termination for cause, all of Mr. Lam's unexercised warrants and options, whether or not vested, will be canceled, and Mr. Lam will not be eligible for severance payments. In the event of voluntary termination, all of Mr. Lam's unvested warrants and options will be canceled and he will have three
(3) months from the date of termination to exercise his rights with respect to the unexercised but vested options. He will not be eligible for severance payments.

Mr. Lam's employment agreement provides for an annual salary of $200,000 per year with a $50,000 annual bonus in each subsequent year in the event that we achieve $8 million of revenues in fiscal 2004, $36 million of revenues in fiscal 2005 and $90 million of revenues in fiscal 2006. Mr.Wong has an identical employment agreement to that of Mr.Lam.

The employment agreements for each of Messrs. Kuan, Clarence Wu and Sam Wu are terminable by either us or the employee upon 30 days' notice or by us for cause (as defined in their employment agreements) or upon the death or disability of the employee. However, each of them is entitled to receive severance equal to three months' base salary, payable in six equal consecutive monthly installments in the event that the employee is terminated by us within ninety (90) days following a change in control. In addition, under such circumstances each of them will be immediately vested in any options, warrants, retirement plan or agreements then in effect.

For purposes of the employment agreements for Messrs. Kuan, Wu and Wu, "change in control" means (1) on the date of the merger or consolidation of us with another entity where the members of the Board of Directors, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the entity issuing cash or securities in the merger or consolidation; or (2) on the date of the sale or other disposition of all or substantially all of the assets of our company.

In the event of termination for cause, all unexercised warrants and options held by the applicable employee, whether or not vested, will be canceled and the employee will not be eligible for severance payments. In the event of voluntary termination, all unvested warrants and options will be canceled and the employee will have three (3) months from the date of termination to exercise his rights with respect to the unexercised but vested options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The table below lists the beneficial ownership of our common stock, as of March 31, 2004, by each person known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and officers and by all of our directors and officers as a group.



                                                       SHARES
                                                    BENEFICIALLY     PERCENTAGE
STOCKHOLDER                                           OWNED(1)      OWNERSHIP(2)
To-Hon Lam (4)
c/o Perfisans Networks Corporation
4118 14th Avenue Unit #4
Markham, Ontario L3R 0J6                              8,450,000        21.54%

Bok Wong (5)
c/o Perfisans Networks Corporation
4118 14th Avenue Unit #4                              8,300,000        21.23%
Markham, Ontario L3R 0J6

Chris C. Chen (3)
B1, No. 15, Lane 174, Hsing Ming Road                 1,500,000         3.97%
Neijtu, Taipai, Taiwan

Chao Kuan
c/o Perfisans Networks Corporation
4118 14th Avenue Unit #4                                331,300            *
Markham, Ontario L3R 0J6

Clarence Wu
c/o Perfisans Networks Corporation
4118 14th Avenue Unit #4                                     --           --
Markham, Ontario L3R 0J6

Sam Wu
c/o Perfisans Networks Corporation
4118 14th Avenue Unit #4                                     --           --
Markham, Ontario L3R 0J6

General Resources Co. (3)                             1,500,000         3.97%

Pei-Pei Lee
74 Li-Ging 2nd Street                                 6,000,000        15.95%
Chitu, Keelung, Taiwan

Sharp Idea Securities Co., Ltd. (6)
Office B, 8th Floor, Wu Yi
Central, 50 Bazaar, Causeway Bay,                     2,434,667         6.39%
Hong Kong

All officers and directors                           18,581,300        45.47%
   as a group (5 persons)


* Less than one percent.

(1) Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)  Figures may not add up due to rounding of percentages.


(3) Chris Chen is the Chairman of General Resources Co. and as such the shares owned by General Resources are deemed to be beneficially owned by Mr. Chen. General Resources Co. is controlled by Mr. Chen.

(4) Includes 1,450,000 shares of common stock subject to presently exercisable option.

(5) Includes 1,300,000 shares of common stock subject to presently exercisable options.

(6) Includes 488,000 shares of common stock subject to presently exercisable warrants. Sharp Idea Securities Co., Ltd. is controlled by Sai Hung Li.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



In 2002, General Resources Co., a company whose chairman is Chris Chen, a director of ours, loaned Perfisans an aggregate of $408,401. In 2003, General Resources Co. loaned Perfisans and additional $50,000. Perfisans repaid General Resources $100,000 on June 23, 2003 and an additional $100,000 on October 9, 2003. The outstanding balance on the loan was $264,767 on December 31, 2003. In February and March 2004, we repaid a total of $30,600. The loan bears interest at 2% above prime and is repayable upon demand. In March 2004, we borrowed an additional $105,093 from General Resources. The loan bears interest at 2% per month and is repayable the sooner of July 3, 2004 or the receipt of proceeds at least $5,000,000 from the sale of securities. We intend to repay all of the $339,260 to General Resources out of the proceeds of the sale of stock to SBI and Westmoreland.


In January 2004, we entered into an agreement with Trilogy Capital Partners, Inc., which is affiliated with Westmoreland, one of the selling stockholders. The agreement provides for Trilogy to assume all responsibilities of an in-house investor relations officer. Under the agreement, Trilogy generates all corporate and shareholder communications, retail and institutional investor contact and media. The agreement provides for a fee of $7,500 per month for a period of twelve months.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


We are authorized to issue two classes of capital stock, consisting of 50,000,000 shares of common stock, $.001 par value and 5,000,000 shares of Preferred Stock, $.001 par value. There are 37,660,189 shares of our common stock issued and outstanding, not including 120,000 shares which we have committed to issue to our legal counsel. See "Legal Matters". The holders of shares of our common stock are entitled to elect all of the directors and to one vote per share on all matters submitted to shareholder vote. Holders of shares of our common stock do not have preemptive or preferential rights to acquire any shares of our capital stock, and any or all of such shares, wherever authorized, may be issued, or may be reissued and transferred if such shares have been reacquired and have treasury status, to any person, firm, corporation, trust, partnership, association or other entity for consideration and on such terms as our board of directors determines in its discretion without first offering the shares to any shareholder of record. Holders of our common stock are entitled to receive ratably dividends, subject to the rights of the holders of Preferred Stock (if any), as may be declared by our Board of Directors out of funds legally available therefore.


All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable. Our board of directors has the discretion and may, by adoption of a resolution, designate one or more series of preferred stock and has the power to determine the conversion and/or redemption rights, preferences and privileges of each such series of preferred stock provided that such conversion and/or redemption rights, preferences and privileges of any series of preferred stock does not subordinate or otherwise limit the conversion and/or redemption rights, preferences and/or privileges of any previously issued series of preferred stock.

TRANSFER AGENT

The transfer agent for our common stock is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034.

                           SHARES ELIGIBLE FOR RESALE

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

SALE OF RESTRICTED SHARES Certain shares of our outstanding common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a shareholder, including one of our affiliates, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

                              SELLING STOCKHOLDERS


1,000,000 of the shares being offered hereunder are being offered by SBI Brightline Consulting, LLC, and 1,000,000 are being offered by Westmoreland PFNC, LLC, the selling shareholders. SBI and Trilogy may from time to time offer and sell pursuant to this prospectus up to an aggregate of 2,000,000 shares of our common stock that may be acquired by SBI and Westmoreland pursuant to the SBI/Trilogy stock purchase agreements in transactions that are exempt from the registration requirements of the Securities Act of 1933. This prospectus also relates to the resale of up to 600,000 shares of common stock which may be purchased by SBI upon the exercise of 600,000 warrants. The selling stockholders are not officers or directors of ours. There are also 4,255,626 shares being registered on behalf of certain existing stockholders of ours. None of such shares are owned by officers and directors of ours.


The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. Because the selling stockholders are not obligated to sell their shares, and because the selling stockholder may also acquire publicly traded shares of our common stock, we cannot estimate how many shares the selling stockholder will own after the offering.

Pursuant to the SBI/Trilogy stock purchase agreements between Trilogy, SBI and us, all expenses incurred with respect to the registration of the common stock issued to SBI and Westmoreland will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by SBI or Westmoreland in connection with the sale of such shares.



The following table sets forth, with respect to SBI and Westmoreland (i) the number of shares of common stock beneficially owned as of May 30, 2004 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling stockholder under this prospectus, and (iii) the number of shares of common stock which will be owned after the offering by the selling stockholders.


                                                                      PERCENTAGE
                                                                        OWNED
                                             PERCENTAGE     SHARES      AFTER
   NAME                              SHARES    OWNED       OFFERED     OFFERING
SBI Brightline Consulting, LLC             0     *       1,600,000(1)     0%
Westmoreland PFNC, LLC (4)                 0     *       1,000,000(1)     0%
Pui Shan Noel Tang                   500,000     *         500,000        0%
Ho Chung-Ai Chen                     500,000     *         500,000        0%
Yuk Yuen Lee                         500,000     *         500,000        0%
Shingfat International
  Consulting Inc. (5)                600,000     *         600,000        0%
A&F Capital Corporation Inc. (6)     200,000     *         200,000        0%
Richard Hue                          311,459     *         311,459        0%
Enza Agosta                          142,500     *         142,500        0%
HarbourCapital Management
  Group (1999) (7)                   675,000     *         675,000        0%
Yun Cheung Pang                       50,000     *          50,000        0%
Monica Mui                           100,000     *         100,000        0%
Allan Cheung                          50,000     *          50,000        0%
Yan Dong Zhu                          50,000     *          50,000        0%

Enza Agosta                           25,000     *          25,000        0%
Angela Fabrizi                        25,000     *          25,000        0%
Frank Safechuck                       25,000     *          25,000        0%
Mark Marcello                         15,000     *          15,000        0%
HazeltonCapital Limited (8)           15,000     *          15,000        0%
Romeo Dibattista                      55,000     *          55,000        0%
HJG Partnership (9)                  416,667     *         416,667        0%


(1) The shares offered represent the number of shares that will be issued by us to SBI and Westmoreland pursuant to the SBI and Trilogy stock purchase agreement. No such shares have been issued as of the date of this prospectus.


(2) For purposes of this table, we have assumed that SBI and Westmoreland will sell in this offering all shares which they purchase under the SBI/Trilogy stock purchase agreements and that the Existing Selling Stockholders will sell all of their shares that are registered.


(3) SBI is controlled by SBI USA, LLC, which is in turn controlled by Shelly Singhal and John Wong. SBI USA and Messrs. Singhal and Wong may be deemed to share the beneficial ownership of securities owned by SBI. SBI-USA is associated with, but is not owned or controlled by First Securities USA, LLC, a registered broker-dealer. First Securities USA, LLC has agreed to exercise regulatory supervision over SBI-USA with respect to matters related to securities registration. Upon SBI's purchase of the 1,000,000 shares, we will issue to SBI warrants to purchase 300,000 shares at $2.00 per share and 300,000 shares at $3.00 per share.


(4)  Westmoreland is controlled by A.J. Cervantes.

(5)  Shingfat is controlled by Alpha Pang and Yun Ho Pang.

(6)  A&F is controlled by Alpha Pang.

(7)  Harbour is controlled by Michael Paul.

(8)  Hazelton is controlled by Andy Defrancesco.

(9)  HJG Partnership is controlled by Howard Fialkov.


*Less than one percent

                              PLAN OF DISTRIBUTION

GENERAL


Shares of common stock offered through this prospectus may be sold from time to time directly by SBI and Westmoreland or, alternatively, through underwriters, broker- dealers or agents. If the shares are sold through underwriters, broker-dealers or agents, SBI or Westmoreland will be responsible for underwriting discounts or commissions or agents' commissions. Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Sales may be effected in transactions (which may involve block transactions) (i) in the over-the-counter market, (ii) on any securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, (iii) in transactions otherwise than in the over-the-counter market or on such exchanges or services, or (iv) through the writing of options.

SBI and Westmoreland have agreed not to directly or indirectly engage in short sales or otherwise participate in short selling of our common stock. After the shares have been purchased, SBI and Westmoreland may enter into hedging transactions with respect to our shares with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging positions they assume. At that time SBI and Westmoreland may also sell our common stock short and deliver shares to close out short positions, or loan or pledge shares to broker -dealers that in turn may sell such securities. Material amounts of short selling of our common stock could contribute to progressive declines in the trading price of our common stock.

SBI and Westmoreland will act independently from us in making decisions with respect to the manner, timing, price and size of each sale. SBI and Westmoreland may sell the shares in any manner permitted by law, including one or more of the following:

     o a block trade in which a broker-dealer engaged by them will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;


     o purchases by a broker-dealer as principal and resale by such broker-dealer for its account under this prospectus;

     o an over-the-counter distribution in accordance with the rules of the OTC Bulletin Board;

     o ordinary brokerage transactions in which the broker solicits purchasers; and

     o  privately negotiated transactions.


The Existing Selling Stockholders may sell their shares at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or at negotiated prices. Each of the Existing Selling Stockholders were shareholders of Perfisans Corporation and received their shares pursuant to the Acquisition. Each Existing Selling Stockholder has agreed not to sell more than 30% of their shares being registered in any three month period.


In the event that the sale of any shares covered by this prospectus qualifies for an exemption from the registration requirements of the Securities Act, such shares may be sold pursuant to that exemption rather than pursuant to this prospectus.

USE OF UNDERWRITERS, BROKERS, DEALERS OR AGENTS


If SBI or Westmoreland effects sales of shares through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from SBI or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). Any brokers, dealers or agents that participate in the distribution of the shares may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.


If SBI or Westmoreland sells shares through an underwriter, broker, dealer or agent, SBI or Westmoreland may agree to indemnify such underwriter, broker, dealer or agent against certain liabilities arising from such sale, including liabilities arising under the Securities Act. We have been informed by SBI and Westmoreland that there are no existing arrangements between it and any underwriter, broker, dealer or agent relating to the distribution of the shares.

TREATMENT OF SBI AND WESTMORELAND AS STATUTORY UNDERWRITERS

SBI and Westmoreland are statutory underwriters within the meaning of the Securities Act of 1933 in connection with their resale of shares pursuant to this prospectus. We will not receive any of the proceeds from the resale of shares, although we will receive the consideration payable by SBI or Westmoreland for the shares at the time we sell the shares to SBI and Westmoreland pursuant to the stock purchase agreement. SBI and Westmoreland have agreed that they will comply with applicable state and federal securities laws and the rules and regulations promulgated thereunder in connection with its sale of the shares. SBI and Westmoreland will pay all commissions and their own expenses, if any, associated with the sale of the shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part. Pursuant to the stock purchase agreements, we have agreed to indemnify SBI and Trilogy against certain liabilities including liabilities under the Securities Act and SBI and Trilogy have agreed to indemnify us against certain liabilities including liabilities under the Securities Act.



SBI and Trilogy will purchase shares from us under the stock purchase agreement at a fixed price of $2.00 per share. The difference between what SBI and Trilogy pay to us for the shares and the amount for which SBI and Westmoreland sells the shares may be viewed as underwriting discounts or commissions. Because we do not know when or the price at which SBI and Westmoreland will sell the shares, it is not possible to quantify these potential discounts or commissions.



We have advised SBI and Westmoreland that they are subject to the applicable provisions of the Securities Exchange Act of 1934, including without limitation, Rule 10b-5 and Regulation M thereunder. Under Registration M, SBI and Westmoreland, their affiliates and anyone participating in a distribution of the shares may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while SBI and Westmoreland is distributing shares covered by this prospectus.


REGISTRATION OBLIGATIONS


Under the stock purchase agreement, we have agreed to register the shares for resale by SBI and Westmoreland under the Securities Act and to maintain the effectiveness of that registration until the earliest date, after the date on which all of the shares have been purchased pursuant to the stock purchase agreement or SBI and Trilogy's obligation to purchase shares pursuant to the stock purchase agreement has been terminated, on which:

     o all the shares acquired by SBI and Westmoreland under the stock purchase agreement have been disposed of pursuant to the registration statement,

     o all shares acquired by SBI and Westmoreland under the stock purchase agreement that are then held by SBI and trilogy may be sold under the provisions of Rule 144 without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or o we have determined that all shares acquired by SBI and Westmoreland under the stock purchase agreement that are then held by SBI and

        Westmoreland may be sold without restriction under the Securities Act and we have removed any stop transfer instructions relating to such shares.

SBI and Westmoreland's status as underwriters may limit their sale of shares to qualify for an exemption from applicable securities registration requirements. We will pay the costs of registering the shares as contemplated by the stock purchase agreement, including the expenses of preparing this prospectus and the related registration statement of which it is a part. We estimate that our costs associated with such registration will be approximately $55,000.


LEGAL MATTERS

The validity of the issuance of the common stock offered hereby will be passed upon for us by Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP, New York, New York. We have committed to issue Gersten Savage an aggregate of 120,000 shares of our common stock and options to purchase 25,000 shares of our common stock at $2.00 per share for legal services rendered. Such shares and options have not yet been issued.

EXPERTS


The financial statements of Perfisans Holdings, Inc. as of and for the years ended December 31, 2003 and 2002, appearing in this prospectus have been audited by Schwartz Levitsky Feldman, LLP, Chartered Accountants as set forth in its reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file current, quarterly and annual reports with the SEC on forms 8-K, 10-QSB and 10-KSB. We have filed with the SEC under the Securities Act of 1933 a registration statement on Form SB-2 with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. The omitted information may be inspected and copied at the Public Reference Room maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respect by such reference.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

                            PERFISANS HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    REVISED CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2003 AND 2002

                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                            PERFISANS HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    REVISED CONSOLIDATED FINANCIAL STATEMENTS

                        AS OF DECEMBER 31, 2003 AND 2002

                  TOGETHER WITH REPORT OF INDEPENDENT AUDITORS

                        (AMOUNTS EXPRESSED IN US DOLLARS)



                                TABLE OF CONTENTS

Report of Independent Auditors                                                 1

Revised Consolidated Balance Sheets as of December 31, 2003 and 2002       2 - 3

Revised Consolidated Statements of Operations for the years ended
    December 31, 2003 and 2002                                                 4

Revised Consolidated Statements of Cash Flows for the years ended
    December 31, 2003 and 2002                                             5 - 6

Revised Consolidated Statements of Changes in Stockholders' Equity
    (Deficiency) for the years ended December 31, 2003 and 2002                7

Notes to Revised Consolidated Financial Statements                        8 - 25


Interim Consolidated Financial Statements
    for the three months ended March 31, 2004                            26 - 36

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
TORONTO, MONTREAL, OTTAWA


                         REPORT OF INDEPENDENT AUDITORS


       To the Board of Directors and Stockholders of Perfisans Holdings, Inc.
       (A Development Stage Enterprise)

       We have audited the accompanying revised consolidated balance sheets of Perfisans Holdings, Inc. as of December 31, 2003 and 2002 and the related revised consolidated statements of operations, cash flows and stockholders' equity (deficiency) for the years ended December 31, 2003 and 2002. These revised consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these revised consolidated financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the revised consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall revised consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

       In our opinion, the revised consolidated financial statements referred to above present fairly, in all material respects, the financial position of Perfisans Holdings, Inc. as of December 31, 2003 and 2002 and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 in accordance with generally accepted accounting principles in the United States of America.

       The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the revised consolidated financial statements, the Company is in the development stage and has no established source of revenues. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plan regarding these matters are also described in the notes to the revised consolidated financial statements. The revised consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

       The consolidated financial statements have been revised as described in notes 20 and 21.

                                                 "SCHWARTZ LEVITSKY FELDMAN LLP"
       Toronto, Ontario


       February 24, 2004, except for notes 20 and 21
           which are as of April 20, 2004                  Chartered Accountants


                    1167 Caledonia Road
                    Toronto, Ontario M6A 2X1
                    Tel:  416 785 5353
                    Fax:  416 785 5663

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
REVISED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)


                                                           2003            2002
                                                             $               $
                                                                      (restated)

                                     ASSETS

       CURRENT ASSETS

           Cash and cash equivalents                    484,848           28,188
           Goods and services tax receivable (note 5)    46,034           14,807
           Prepaid expenses and deposits                 62,665            8,720
                                                        -------          -------

                                                        593,547           51,715

       PROPERTY, PLANT AND EQUIPMENT (note 7)           209,220          105,995

       INTELLECTUAL PROPERTY (note 8)                         1                1
                                                        -------          -------


                                                        802,768          157,711
                                                        =======          =======


          The accompanying notes are an integral part of these revised consolidated financial statements.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
REVISED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                   2003               2002
                                                                     $                  $
                                                                                (restated)

                                   LIABILITIES
       CURRENT LIABILITIES

           Accounts payable and accrued liabilities (note 10)   302,325             168,850
           Current portion of long-term debt (note 11)           39,851              50,490
                                                             ----------          ----------
                                                                342,176             219,340

       LOAN FROM A SHAREHOLDER (note 12)                        264,767             408,401
                                                             ----------          ----------

                                                                606,943             627,741
                                                             ----------          ----------

                        STOCKHOLDERS' EQUITY (DEFICIENCY)


       CAPTIAL STOCK (note 13)                                   37,660           2,176,710

       ADDITIONAL PAID - IN CAPITAL                           6,117,173           1,330,575

       ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)            (94,459)              1,531


       DEFICIT ACCUMULATED DURING
           THE DEVELOPMENT STAGE                             (5,864,549)         (3,978,846)
                                                             ----------          ----------

                                                                195,825            (470,030)
                                                             ----------          ----------

                                                                802,768             157,711
                                                             ==========          ==========


          The accompanying notes are an integral part of these revised consolidated financial statements.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
REVISED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                Cumulative
                                                     since
                                                 inception              2003             2002
                                                        $                 $                $
                                                                                   (restated)

       REVENUE                                          -                 -                -
                                                ----------        ----------       ----------

       OPERATING EXPENSES

         General and administration              3,533,566         1,198,450        1,598,399
         Interest                                    7,078             2,323            3,273
         Write-down of intellectual property       270,233                -           270,233
         Management salaries                       600,000           200,000          200,000
         Stock-based compensation                1,327,974           397,397          162,750
         Amortization                              133,574            89,330           29,094
                                                ----------        ----------       ----------

       TOTAL OPERATING EXPENSES                  5,872,425         1,887,500        2,263,749
                                                ----------        ----------       ----------

       OPERATING LOSS                           (5,872,425)       (1,887,500)      (2,263,749)

           Other income                              7,876             1,797            1,131
                                                ----------        ----------       ----------

       LOSS BEFORE INCOME TAXES                 (5,864,549)       (1,885,703)      (2,262,618)

           Income taxes (note 14)                       -                 -                -
                                                ----------        ----------       ----------

       NET LOSS                                 (5,864,549)       (1,885,703)      (2,262,618)
                                                ==========        ==========       ==========

       Loss per share, basic and diluted                               (0.06)           (0.07)
                                                                  ==========       ==========

       Weighted average shares outstanding                        33,102,207       32,942,967
                                                                  ==========       ==========



          The accompanying notes are an integral part of these revised consolidated financial statements.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
REVISED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                 Cumulative
                                                                      since
                                                                  inception              2003             2002
                                                                         $                 $                $
                                                                                                    (restated)

CASH FLOWS FROM OPERATING ACTIVITIES


Net loss                                                         (5,864,549)       (1,885,703)      (2,262,618)
Items not requiring an outlay of cash:
     Amortization                                                   133,574            89,330           29,094
     Issuance of shares for consulting services                     410,500           367,000           43,500
     Management salaries contributed                                600,000           200,000          200,000
     Stock-based compensation                                     1,327,974           397,397          162,750
     Write-down of intellectual property                            270,233                -           270,233
     Decrease (increase) in accounts receivable                    (41,440)          (26,136)           16,145
     Decrease (increase) in prepaid expenses and deposits          (57,574)          (48,560)            9,552
     Increase in accounts payable and accrued
         liabilities                                                261,250            90,365           78,779
                                                                 ----------        ----------       ----------


NET CASH PROVIDED BY (USED IN) OPERATING
     ACTIVITES                                                   (2,960,032)         (816,307)      (1,452,565)
                                                                 ----------        ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES


Proceeds from (repayment of) long-term debt                          31,729           (20,137)         (31,839)
Proceeds from (repayment of) loan from a shareholder                193,675          (216,598)         410,273
Proceeds from issuance of shares                                  3,816,360         1,683,150        1,013,000
                                                                 ----------        ----------       ----------


NET CASH FLOWS PROVIDED BY
     FINANCING ACTIVITIES                                         4,041,764         1,446,415        1,391,434
                                                                 ----------        ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of intellectual property                                  (270,234)               -          (270,234)
Purchase of property, plant and equipment                          (316,318)         (164,188)         (34,385)
                                                                 ----------        ----------       ----------

NET CASH FLOWS USED IN INVESTING
     ACTIVITIES                                                    (586,552)         (164,188)        (304,619)
                                                                 ----------        ----------       ----------




          The accompanying notes are an integral part of these revised consolidated financial statements.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
REVISED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

                                                                 Cumulative
                                                                      since
                                                                  inception              2003             2002
                                                                         $                 $                $
                                                                                                    (restated)

EFFECT OF FOREIGN CURRENCY
     EXCHANGE RATE CHANGES                                          (10,332)           (9,260)          14,725
                                                                    -------           -------         --------


NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS FOR THE YEAR                                  484,848           456,660         (351,025)

Cash and cash equivalents, beginning
    of year                                                              -             28,188          379,213
                                                                    -------           -------         --------

CASH AND CASH EQUIVALENTS,
     END OF YEAR                                                    484,848           484,848           28,188
                                                                    =======           =======         ========

Cash and cash equivalents are comprised as follows:

Cash                                                                                  203,838           28,188
Short-term investments                                                                281,010               -
                                                                                      -------         --------

CASH AND CASH EQUIVALENTS, END OF YEAR                                                484,848           28,188
                                                                                      =======         ========

INCOME TAXES PAID                                                                          -                -
                                                                                      =======         ========

INTEREST PAID                                                                           2,323            3,273
                                                                                      =======         ========


          The accompanying notes are an integral part of these revised consolidated financial statements.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
REVISED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)


                                                     Common
                                                      stock       Common          Class A       Class A        Class B
                                                  number of        stock        number of        shares      number of
                                                     shares       amount           Shares        amount         Shares
                                                ------------  -----------  ---------------  ---------------------------
                                                                  $                              $

Balance as of December 31, 2001                      -            -             3,000,000           195         25,000

Issuance of Class A shares for cash                  -            -              -               -             -
Issuance of Class B shares for services              -            -              -               -             850,000
Issuance of Class A convertible preference
          shares for cash                            -            -              -               -             -
Issuance of shares pursuant to stock splits          -            -            18,350,000        -             600,005
Management salaries contributed                      -            -              -               -             -
Stock-based compensation                             -            -              -               -             -
Foreign currency translation                         -            -              -               -             -
Net loss for the year                                -            -              -               -             -
                                                ------------  -----------  ---------------  ------------  -------------
                                                     -            -            21,350,000           195      1,475,005
Balance as of December 31, 2002

Issuance of Class B shares for services              -            -              -               -             110,000
Issuance of Class A convertible preference
   shares for services                               -            -              -               -             -
Issuance of Class A shares as payment for
   raising capital                                   -            -             1,142,500        -             -
Issuance of Class A convertible preference
   shares as payment for raising capital             -            -              -               -             -
Issuance of Class A shares for cash                  -            -             1,500,000       744,598        -
Issuance of Class A convertible preference
   shares for cash                                   -            -              -                    -        -
Recapitalization pursuant to reverse acquisition 37,786,519       37,787      (23,992,500)     (744,793)    (1,585,005)
Cancellation of Common stock                       (126,330)        (126)        -               -             -
Management salaries contributed                      -            -              -               -             -
Stock-based compensation                             -            -              -               -             -
Foreign currency translation                         -            -              -               -             -
Net loss for the year                                -            -              -               -             -
                                                ------------  -----------  ---------------  ------------  -------------
Balance as of December 31, 2003                  37,660,189       37,660         -               -             -
                                                ============  ===========  ===============  ============  =============


                                                                       Class A        Class A                         Deficit,
                                                                   convertible    convertible                      accumulated
                                                       Class B      preference     preference     Additional        during the
                                                        shares       number of         shares        paid-in       development
                                                        amount          Shares         amount        capital             stage
                                                ---------------   -------------  -------------   ------------   ---------------
                                                      $                               $               $               $

Balance as of December 31, 2001                             15       2,700,000      1,120,000        967,825       (1,716,228)

Issuance of Class A shares for cash                   -                -              -               -               -
Issuance of Class B shares for services                 43,500         -              -               -               -
Issuance of Class A convertible preference
          shares for cash                             -              1,762,500      1,013,000         -               -
Issuance of shares pursuant to stock splits           -                -              -               -               -
Management salaries contributed                       -                -              -              200,000          -
Stock-based compensation                              -                -              -              162,750          -
Foreign currency translation                          -                -              -               -               -
Net loss for the year                                 -                -              -               -            (2,262,618)
                                                ---------------   -------------  -------------   ------------   --------------
                                                        43,515       4,462,500      2,133,000      1,330,575       (3,978,846)
Balance as of December 31, 2002

Issuance of Class B shares for services                  7,000         -              -               -               -
Issuance of Class A convertible preference
   shares for services                                -                600,000        360,000         -               -
Issuance of Class A shares as payment for
   raising capital                                    -                -              -               -               -
Issuance of Class A convertible preference
   shares as payment for raising capital              -                532,792        -               -               -
Issuance of Class A shares for cash                   -                -              -               -               -
Issuance of Class A convertible preference
   shares for cash                                    -              1,770,170        938,553         -               -
Recapitalization pursuant to reverse acquisition       (50,515)     (7,365,462)    (3,431,553)     4,189,074          -
Cancellation of Common stock                          -                -              -                  126          -
Management salaries contributed                       -                -              -              200,000          -
Stock-based compensation                              -                -              -              397,398          -
Foreign currency translation                          -                -              -               -               -
Net loss for the year                                 -                -              -               -            (1,885,703)
                                                ---------------   -------------  -------------   ------------   --------------
Balance as of December 31, 2003                       -                -              -            6,117,173       (5,864,549)
                                                ===============   =============  =============   ============   ==============

                                                                           Accumulated
                                                                                 Other
                                                     Comprehensive       Comprehensive
                                                              Loss       Income (Loss)
                                                 ------------------  -------------------
                                                         $                      $

Balance as of December 31, 2001                                                 (15,158)

Issuance of Class A shares for cash                      -                      -
Issuance of Class B shares for services                  -                      -
Issuance of Class A convertible preference
          shares for cash                                -                      -
Issuance of shares pursuant to stock splits
Management salaries contributed                          -                      -
Stock-based compensation                                 -                      -
Foreign currency translation                               16,689                16,689
Net loss for the year                                  (2,262,618)              -
                                                ------------------  --------------------
                                                       (2,245,929)                1,531
                                                ==================
Balance as of December 31, 2002

Issuance of Class B shares for services                  -                      -
Issuance of Class A convertible preference
   shares for services                                   -                      -
Issuance of Class A shares as payment for
   raising capital                                       -                      -
Issuance of Class A convertible preference
   shares as payment for raising capital                 -                      -
Issuance of Class A shares for cash                      -                      -
Issuance of Class A convertible preference
   shares for cash                                       -                      -
Recapitalization pursuant to reverse acquisition         -                      -
Cancellation of Common stock                             -                      -
Management salaries contributed                          -                      -
Stock-based compensation                                 -                      -
Foreign currency translation                              (95,990)              (95,990)
Net loss for the year                                  (1,885,703)              -
                                                ------------------  --------------------
Balance as of December 31, 2003                        (1,981,693)              (94,459)
                                                ==================  ====================

                          The accompanying notes are an
       integral part of these revised consolidated financial statements.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       1.  SECURITIES EXCHANGE AGREEMENT AND REVERSE ACQUISITION

           On December 19, 2003, Griffin Industries, Inc. ("Griffin"), a publicly traded company, entered into a Securities Exchange Agreement with Perfisans Networks Corporation, a Canadian corporation ("Perfisans"). In exchange for the acquisition of the 100% interest in Perfisans, the shareholders of Perfisans were issued a total of 32,942,967 Common shares of Griffin. Following the share exchange, the former shareholders of Perfisans hold 87.5% of the 37,660,189 shares of common stock of Griffin. Consequently, even though Griffin is the legal acquirer, this transaction will be treated as an acquisition of Griffin by Perfisans and as a recapitalization by Perfisans for accounting purposes.

           As part of this transaction, the company changed its name from Griffin Industries, Inc. to Perfisans Holdings, Inc. Accordingly, these financial statements are titled Perfisans Holdings, Inc. The comparative financial statements are those of Perfisans, the accounting acquirer.

       2.  NATURE OF OPERATIONS AND GOING CONCERN

           Perfisans Holdings, Inc. (the "Company") is a technology development company. The principal activity of the Company is the design and development of integrated circuits for commercial purposes.

           The Company is in its development stage and has not yet earned any revenue. Consequently, the Company has incurred losses since its incorporation. The Company has funded its operations to date through the issuance of shares.

           The Company has plans to introduce products to the market beginning in 2004. Three products are planned for release in 2004. These products are focused on the network interface semiconductor integrated circuits.

           Product 1 - SNA 1020A. The Company anticipates releasing this network interface chip in the second quarter of 2004.

           Product 2 - SNA 1000. Low cost, single chip Gigabit network interface chip. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. The Company plans on releasing this product in the second quarter of 2004.

           Product 3 - SNA 1010. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. The Company plans to release this product in the fourth quarter of 2004.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       2.  NATURE OF OPERATIONS AND GOING CONCERN (cont'd)

           Despite having no revenue since inception, the Company believes that its management has developed a business plan, that if successfully implemented could substantially improve the Company's operational results and financial conditions. However, the Company can give no assurances that its current cash flows from operations, if any, and proceeds from the sale of securities, will be adequate to fund its expected operating and capital needs for the next twelve months. The adequacy of cash resources over the next twelve months is primarily dependent on its operating results and the ability to obtain proceeds from the sales of securities. The projected cash requirement for the next twelve months will be 10 million dollars. The proceeds from the sale of 4,000,000 shares to Brightline Consulting, LLC and Trilogy Capital will be adequate to fund its expected operating and capital needs for the next twelve months.

       3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a)   Use of Estimates

                These financial statements have been prepared in accordance with generally accepted accounting principles in the United Stated of America. Because a precise determination of assets and liabilities, and correspondingly revenues and expenses, depends on future events, the preparation of financial statements for any period necessarily involves the use of estimates and assumption. Actual amounts may differ from these estimates. These financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the accounting policies summarized below.

           b)   Basis of Revised consolidated Financial Statements

                The revised consolidated financial statement as of December 31, 2003 include the accounts of Perfisans Holdings Inc, and its wholly-owned subsidiary, Perfisans Network Corporation. All material intercompany accounts and transactions have been eliminated.

           c)   Cash and Cash Equivalents

                Cash and cash equivalents includes cash on hand, amounts due to banks, and any other highly liquid investments with a maturity of three months or less. The carrying amounts approximate fair values because of the short maturity of those instruments.

           d)   Other Financial Instruments

                The carrying amount of the Company's accounts receivable and accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           e)   Long-term Financial Instruments

                The fair value of each of the Company's long-term financial assets and debt instruments is based on the amount of future cash flows associated with each instrument discounted using an estimate of what the Company's current borrowing rate for similar instruments of comparable maturity would be.

           f)   Property, Plant and Equipment

                Property,   plant  and  equipment  are  recorded  at  cost  less
                accumulated amortization. Amortization is provided using the following annual rates and methods:

                Furniture and fixtures      20%         declining balance method
                Leasehold improvements      20%           5 years, straight-line
                Office equipment            20%         declining balance method
                Computer equipment          30%         declining balance method
                Computer software          100%         declining balance method

           g)   Intellectual Property

                Intellectual property is recorded at cost less impairment write down. Intellectual property is not amortized as it has an indefinite life. Impairment tests are performed at least once a year and when conditions indicating possible impairment exists. Intellectual property is written down if the fair value exceeds the carrying amount or if significant doubt exists with respect to recoverability.

           h)   Foreign Currency Translation

                The Company's subsidiary, Perfisans Networks Corporation, is a foreign private company and maintains its books and records in Canadian dollars (the functional currency). The financial statements are converted to US dollars for consolidation purpose. The translation method used is the current rate method which is the method mandated by SFAS 52 where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year.

                Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive income
                (loss).

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           i)   Income Taxes

                The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes are provided using the liability method. Under the liability method, deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities.

                Current income tax expense (recovery) is the amount of income taxes expected to be payable (recoverable) for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax losses. Valuation allowances are established when necessary to reduce the deferred tax asset to the amount expected to be "more likely than not" to be realized in future returns. Tax law and rate changes are reflected in income in the period such changes are enacted.

           j)   Research and Development

                Research and development costs, other than capital expenditures but including acquired research and development costs, are charged against income in the period incurred.

           k)   Revenue Recognition


                Sales are recognized upon delivery of goods and passage of title to customers. The company's sales are expected to be made through independent manufacturer's agents (known as "reps") and independent distributors (known as "dists"). Orders for sales through reps. are placed direct to the company for which the reps. would earn a commission. The dists. purchases the company's product outright, takes title to them and assumes all risk of loss. The company has no responsibility for unsold products held by its customers except under normal warranty arrangements.


           l)   Comprehensive Income

                The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments.

           m)   Long-Lived Assets

                The  Company  has  adopted  the  provisions  of  SFAS  No.  121,
                Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, which has been superceded by SFAS No. 144 [note 3(q)]. SFAS No. 144 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management used its best estimate of the undiscounted cash flows to evaluate the carrying amount and have determined that no impairment has occurred.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           n)   Concentration of Credit Risks

                The Company's receivables are unsecured and are generally due in 90 days. The Company's receivables do not represent significant concentrations of credit risks as at December 31, 2003 due to their immateriality.

           o)   Stock Based Compensation

                The Company has adopted SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148 which introduced the use of a fair value-based method of accounting for stock-based compensation. It encourages, but does not require, companies to recognize compensation expenses for stock-based compensation to employees based on the new fair value accounting rules. The Company chose to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the stock.


                Pro-forma information regarding net loss and loss per share is required by FAS No. 123 (Amended by FAS No.148) - "Accounting for Stock Based Compensation" and has been determined as if the company had accounted for its employee stock options based on fair values at the grant date for options granted under the Plan. The company's pro-forma information for the years ended December 31, 2003 and December 31, 2002 would have been as follows:

                                                          2003
                                               -------------------------
                                               As reported     Pro-Forma
                                               -----------   -----------
                Stock-based compensation           397,397       429,050
                Net loss                        (1,885,703)   (1,917,356)
                Basic and diluted EPS                (0.06)        (0.06)

                                                          2002
                                               -------------------------
                                               As reported     Pro-Forma
                                               -----------   -----------
                Stock-based compensation           162,750       179,629
                Net loss                        (2,262,618)   (2,279,497)
                Basic and diluted EPS                (0.07)        (0.07)

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)


       3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           o)   Stock Based Compensation (cont'd)

                The fair value of each option used for purposes of estimating the pro-forma amounts summarized above is based on the grant date using the Black-Scholes option pricing model with the weighted average assumptions shown in the following table:

                                                           2003          2002

                Risk free interest rate                    3.0%          4.0%
                Volatility factor                            0%            0%
                Weighted average expected life          4 years       4 years
                Weighted average fair value per share     $0.60         $0.60
                Expected dividends                          nil           nil


           p)   Earnings or Loss Per Share

                The Corporation has adopted FSA No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" earnings (loss) per share. Basic earnings (loss) per share are computed by dividing net income (loss) per share is computed by common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income
                (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year.

           q)   Recent Pronouncements

                SFAS No. 144 -  Accounting  for the  Impairment  or  Disposal of
                Long-Lived  Assets.  This  standard  supercedes  SFAS No.  121 -
                Accounting for the impairment of long-lived assets and for Long-Lived Assets to be Disposed of. This standard requires that businesses recognize impairment when the financial statement carrying amount of long-lived asset or asset group exceeds its fair value and is not recoverable. The provisions of this statement are effective for financial statements issued for fiscal years beginning after December 15, 2001.

                SFAS No. 145 - Rescission of FASB Statements No.4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS 145 updates, clarifies and simplifies existing accounting pronouncements. SFAS 145 rescinds Statement No.4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as extraordinary items, net of related income tax effect. As a result, the criteria in APB Opinion No. 30 will now be used to classify those gains and losses because Statement No. 4 has been rescinded. Statement No. 44 was issued to establish accounting requirements for the effects of transition to provisions of the Motor Carrier Act of 1980. Because the transition has been completed, Statement No. 44 is no longer necessary.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

           q)   Recent Pronouncements (cont'd)

                SFAS No. 146 - Accounting for Cost Associated with Exit or Disposal Activities. SFAS 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Previous accounting guidance was provided by Emerging Issues Task Force ("EITF") Issue No. 94-3. SFAS 146 replaces EITF94-3. The Statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

                SFAS No.147 - Acquisition of certain Financial Institutions, an amendment of SFAS 72 and 144 and SFAS interpretation number 9 issued October 2002 and relates to acquisitions of financial institutions.

                SFAS No. 148 - Accounting for Stock Based Compensation-Transition and Disclosure, an amendment of SFAS 123 issued December 2002 and permits two additional transition methods for entities that adopt the fair value based method of accounting for stock based employee compensation to avoid the ramp-up effect arising from prospective application. This statement also improves the prominence and clarity of the pro-forma disclosures required by SFAS 123.

                SFAS No. 149 - Amendment of SFAS 133 on derivative instruments and hedging activities. This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, accounting for derivative instruments and hedging activities.

                SFAS No. 150 - Accounting for certain financial instruments with characteristics of both liabilities and equity. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.

                The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       4.  COMPREHENSIVE INCOME (LOSS)

           The components of comprehensive income (loss) are as follows:

                                                      2003                2002
                                                        $                   $
                                                                     (restated)

           Net loss                            (1,885,703)          (2,262,618)
           Other comprehensive income (loss)
                foreign currency translation      (95,990)              16,689
                                               ----------          -----------

           Comprehensive loss                  (1,981,693)          (2,245,929)
                                               ==========          ===========

           The foreign currency translation adjustments are not currently adjusted for income taxes as the Company is located in Canada and the adjustments relate to the translation of the financial statements from Canadian dollars into United States dollars, which is done as disclosed in note 3(h).

       5.  INVESTMENT TAX CREDITS

           The Company participates in research and development which are eligible for tax credits upon filing of the Company's determination of qualifying expenditures. These amounts are subject to review and approval by the Canada Customs and Revenue Agency prior to the receipt of the funds. As the ultimate recovery of these amounts are not known, the Company has not recorded the investment tax credits receivable.


       6.  GOODS AND SERVICES TAX RECEIVABLE

           As a GST (Goods and Services Tax) registrant, the company is entitled to claim an input tax credit (ITC) to recover the GST that the company paid or owes on purchases and expenses that the company uses, consumes, sells or supplies in commercial activities.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       7.  PROPERTY, PLANT AND EQUIPMENT

                                                     2003                2002

                                                       $                   $

           Furniture and fixtures                  87,310              38,086
           Leasehold improvements                  48,947              37,544
           Office equipment                        35,878              29,051
           Computer equipment                      63,623              34,976
           Computer software                      119,948               8,027
                                                  -------             -------

           Cost                                   355,706             147,684
                                                  -------             -------
           Less:  Accumulated amortization

                Furniture and fixtures             21,193               8,041
                Leasehold improvements             22,733              10,950
                Office equipment                   12,147               5,161
                Computer equipment                 25,555              11,303
                Computer software                  64,858               6,234
                                                  -------             -------

                                                  146,486              41,689
                                                  -------             -------

           Net                                    209,220             105,995
                                                  =======             =======


       8.  INTELLECTUAL PROPERTY

                                                     2003                2002
                                                       $                   $
                                                                   (restated)

           Intellectual property                  327,324             269,001
           Less:  Impairment write down          (327,323)           (269,000)
                                                 --------            --------

                                                        1                   1
                                                 ========            ========

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       8.  INTELLECTUAL PROPERTY (cont'd)

           Intellectual property represents licenses to use, modify and prepare derivative works of licensors' source material. Licenses may be subject to annual and usage fees. The terms of the licenses continue indefinitely unless breached by the terms of the agreements. As at December 31, 2003 and December 31, 2002, the Company had three licensing agreements, which it entered into between April 2002 and July 2002. These licenses are non-transferable, non-sublicensable and royalty free. The Company must pay annual support and maintenance fees to the licensors to maintain the terms of the agreements. These licenses give the Company the right to incorporate licensor software into the Company's internally-developed software and the products it is developing.

           Annual support and maintenance fees are expensed as they become due.

           The Company evaluates the recoverability of the intellectual property and reviews the impairment on an annual basis and at any other time if events occur or circumstances change that would more likely than not reduce the fair value below its carrying amount utilizing the guidance of SFAS 142, "Goodwill and other Intangible Assets". Several factors are used to evaluate the intellectual property, including but not limited to, management's plans for future operations, recent operating results and projected undiscounted cash flows. As at December 31, 2003 and December 31, 2002, significant doubt exists with respect to the recoverability of these licenses. Consequently, intellectual property has been written-down to a nominal value of $1.

       9.  BANK INDEBTEDNESS

           The Company has available up to a maximum of $7,500 an operating line bearing interest at prime plus 5%.

       10. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                            2003           2002
                                                              $              $

           Accounts payable and accrued liabilities are comprised of the following:

           Trade payables                                232,633        153,004
           Accrued liabilities                            69,692         15,846
                                                         -------        -------

                                                         302,325        168,850
                                                         -------        -------

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       11. LONG-TERM DEBT

                                                               2003         2002
                                                                 $            $

           a)   Instalment loan to finance  property
                and equipment additions,  payable in
                60  monthly  principal  payments  of
                $1,585 plus interest at prime plus
                2% per annum.                                    -         5,062

                Instalment loan under the bank's job
                creation  loan  program  to  finance
                property  and  equipment  additions,
                payable  in  60  monthly   principal
                payments of $1,056 plus interest  at
                prime plus 0.25% per annum.                  39,851       45,428
                                                             ------       ------

                                                             39,851       50,490

                Less:  Current portion                       39,851       50,490
                                                             ------       ------

                                                                 -            -
                                                             ======       ======

                As at December 31, 2002 and December 31, 2003, the Company was not in compliance with the financial covenants specified in its bank borrowing agreements. Consequently, long-term debt was classified as current.

           b) Scheduled future principal payment obligations as at December 31, 2003 are as follows:

                2004                                             $        15,426
                2005                                                      15,426
                2006                                                       8,999
                                                                 ---------------

                                                                 $        39,851
                                                                 ===============

           c) Interest expense with respect to long-term debt amounted to $2,323 for the year ended December 31, 2003 and $3,273 for the year ended December 31, 2002.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       12. LOAN FROM A SHAREHOLDER

           The loan from a shareholder is unsecured, non-interest bearing, no specific terms of repayment and is not expected to be repaid prior to January 1, 2005.

       13. CAPITAL STOCK

           a)   Authorized

                5,000,000 non-voting Preferred shares with a par value of $0.001 per share 50,000,000 Common shares with a par value of $0.001 per shares


           b)   Issued

                37,660,189 Common shares.

           c)   Changes to Issued Share Capital

                Transactions prior to reverse acquisition
                -----------------------------------------

                i) For the period from January 1, 2002 to February 15, 2002, the Company issued 750,000 Class A Convertible Preference Shares for total consideration of $400,000.

                ii) On February 15, 2002, the Company underwent a 3 for 1 stock split whereby it issued 18,350,000 Class A Voting Shares to all existing Class A Voting and Class A Convertible Preference shareholders.

                iii)    For the period from February 16, 2002 to April 30, 2002,
                        the  Company   issued   200,000   Class  A   Convertible
                        Preference Shares for total consideration of $120,000.

                iv) On July 1, 2002, the Company underwent a 3 for a stock split whereby it issued 600,005 Class B Non-Voting Shares to all shareholders who acquired any class of stock during the period from February 16, 2002 to April 30, 2002.

                v) On July 1, 2002, the Company issued 850,000 Class B Non-Voting Shares to consultants for the fair value of their services estimated to be $43,500 which was expensed in the consolidated statements of operations.

                vi)     For the period  from May 1, 2002 to December  31,  2002,
                        the  Company   issued   812,500   Class  A   Convertible
                        Preference Shares for total consideration of $493,000.

                vii) For the period from January 1, 2003 to December 19, 2003 (the date of the reverse acquisition) the Company issued 110,000 Class B Non-Voting shares and 600,000 Class A Convertible Preference shares for consulting services estimated to be $367,000 which was expensed in the consolidated statements of operations.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)


       13. CAPITAL STOCK (cont'd)

           c) Changes to Issued Share Capital (cont'd)

                viii) For the period from January a, 2003 to December 19, 2003 (the date of the reverse acquisition) the Company issued 1,142,500 Class A Voting and 532,792 Class A Convertible Preference shares for services rendered pursuant to raising capital on behalf of the Company. The value of the services has been charged directly to capital stock in the amount of $1,005,175 being the value of the shares issued.

                ix) For the period from January 1, 2003 to December 19, 2003 (the date of the reverse acquisition) the Company issued 1,500,500 Class A Voting shares for total consideration of $744,598 and 1,770,170 Class A Convertible Preference shares for total consideration of $938,553.

                Transactions pursuant to reverse acquisition
                --------------------------------------------

                x) On December 19, 2003, the Company underwent a reverse acquisition whereby the existing shareholders of Perfisans were issued a total of 32,942,967 Common shares of Griffin in exchange for 100% interest in Perfisans. The existing Griffin shareholders held 4,843,552 Common shares immediately prior to the reverse acquisition resulting in 37,786,519 Common shares outstanding upon the recapitalization.

                Transactions subsequent to reverse acquisition
                ----------------------------------------------

                xi) Subsequent to the reverse acquisition, the Company cancelled 126,330 Common shares.


           d)   Employee Stock Option Plan

                The Company has adopted a Stock Option Plan (the Plan), pursuant to which 4,000,000 Common Shares are reserved for issuance.

                Options may be granted to officers, directors, consultants and full-time employees of the Company. Options granted under the Plan may be exercisable for a period not exceeding four years, may require vesting, and shall be at an exercise price, all as determined by the Board. Options will be non-transferable and are exercisable only by the participant during his or her lifetime.

                If a participant ceases affiliation with the Company by reason of death or permanent disability, the option remains exercisable for 180 days following death or 30 days following permanent disability but not beyond the options expiration date. Other termination gives the participant 30 days to exercise, except for termination for cause, which results in immediate termination of the option.

                Options granted under the Plan must be exercised with cash.

                Any unexercised options that expire or that terminate upon an employee ceasing to be employed by the Company become available again for issuance under the Plan.

                The Plan may be terminated or amended at any time by the Board of Directors.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       13. CAPITAL STOCK (cont'd)

           d) Employee Stock Option Plan (cont'd)

              The activity of the Plan is as follows:

                                                                     Shares            Shares
                                                                  Available           Subject           Option
                                                                  For Grant        to Options           Prices
                                                                -----------       -----------         --------

                Outstanding at December 31, 2001                 17,805,500         2,194,500             0.25
                Granted                                           (465,000)           465,000             0.25
                Exercised                                                -                 -                -
                Expired                                                  -                 -                -
                Cancelled                                                -                 -                -
                                                                -----------       -----------         --------

                Outstanding at December 31, 2002                 17,340,500         2,659,500             0.25
                Granted                                         (1,135,400)         1,135,400             0.25
                Exercised                                                -                 -                -
                Expired                                                  -                 -                -
                Cancelled                                                -                 -                -
                                                                -----------       -----------         --------

                Outstanding at December 31, 2003                 16,205,100         3,794,900             0.25
                                                                ===========       ===========         ========


           As at December 31, 2003, there were 3,794,900 (2,659,500 at December 31, 2002) exercisable options at a weighted average exercise price of $0.25 ($0.25 at December 31, 2002).


           e)   Purchase Warrants

                During 2003, 1,689,593 Purchase Warrants were issued to certain shareholders in connection with the purchase of shares in the Company pursuant to Warrant Agreements. Each Warrant entitles its holders to purchase, during the two year period commencing from the date that any of the company's shares are listed or quoted for trading on any recognized international stock exchange, one Common share at an exercise prices ranging from $0.25 per share to $0.60 per share, subject to the adjustments referred to below.

                The exercise price and the number of shares of stock purchasable upon the exercise of the warrants are subject to adjustment upon consolidation, sub-division, re-classification or redesignation of the shares. The warrants do not confer upon the holders any right or interest as a shareholder of the company.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       13. CAPITAL STOCK (cont'd)

           f)   Stock Options Available to a Consultant

                The Company has entered into an agreement with a consultant whereby the Company can settle fees through the issuance of shares in the aggregate of up to 200,000 at a price of $0.25 annually. As of December 31, 2003, no fees have been settled through the issuance of shares.

       14. INCOME TAXES

           a)   Deferred Income Taxes

                The tax effect of significant temporary differences that gave rise to the benefit is as follows:

                                                                                      2003                2002
                                                                                        $                   $

                Operating loss available to offset future income taxes             1,360,000           480,000
                Valuation allowance                                               (1,360,000)         (480,000)
                                                                                  ----------          --------

                Net deferred tax assets                                                 -                   -
                                                                                  ==========          ========

                The Company has determined that realization of a deferred tax asset is not likely and therefore a valuation allowance has been recorded against this deferred income tax asset.

           b)   Current Income Taxes

                The Company has certain non-capital losses of approximately $3,000,000 available, which can be applied against future taxable income and which expires in between 2008 and 2010.

       15. CONTINGENT LIABILITY

           The Company has received a Job Creation Loan in the amount of $77,131. If job creation under the loan program does not materialize, the penalty will be a retroactive increase in the interest rate to prime plus 2.5% per annum from prime plus 0.25% per annum.

           Management is unable to determine the likelihood of this penalty materializing as at year end. Any expense that may result from this penalty will be recognized in the period in which it becomes known.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)

       16. COMMITMENTS

           The Company leases premises under an operating lease with a five year and seven months term. Minimum lease commitments exclusive of insurance and other occupancy charges under the lease at December 31, 2003 were:

           2004                                                 $     148,907
           2005                                                       162,444
           2006                                                       162,444
           2007                                                       162,444
           2008                                                       162,444
           2009                                                        81,222
                                                                -------------

                                                                $     879,905
                                                                =============


       17. SEGMENT DISCLOSURES

           The Company, after reviewing its reporting systems, has determined that it has one reportable segment and geographic segment. The Company's operations are all related to the research, design, manufacture and sales of products and technologies related to the transmission of location based information, principally using wireless technology. No revenue has been generated to date. All assets of the business are located in Canada.

       18. SUBSEQUENT EVENT

           On February 12, 2004, the Company filed a registration statement whereby the Company is offering up to 4,000,000 shares of common stock in two tranches. Tranche 1 is 2,000,000 shares at $2.00 each and Tranche 2 is 2,000,000 shares at $3.00 each.

       19. MANAGEMENT SALARIES

           Management salaries of $200,000 ($200,000 in 2002) have been expensed in the revised consolidated statements of operations. As these salaries have not been paid, nor are they payable, the amounts have been recorded as a component of additional paid-in capital.


       20. REVISION OF FINANCIAL STATEMENTS

           The consolidated statements of stockholders' equity (deficiency) and notes 3, 13 and 21 have been revised to conform with the presentation requested by the SEC. There has been no revision to the consolidated balance sheets as of December 31, 2003 or the consolidated statements of operations for the year ended December 31, 2003 as a result.

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)


       21. RESTATEMENT OF COMPARATIVE FIGURES

           In February 2004, Perfisans Holdings, Inc. filed a registration statement with the Securities and Exchange Commission ("SEC"). The SEC reviewed the registration statement, and as a result of this review, the Company has restated the 2002 and 2001 financial statements to reflect a write-down of intellectual property, recognize stock-based compensation expenses and expense management salaries.

           a) The increase in net loss resulting from these adjustments is as follows:

                                                          For the       For the
                                                       Year ended  period ended
                                                     December 31,  December 31,
                                                             2002          2001
                                                               $             $

                Net loss as previously reported       (1,670,170)      (748,401)
                Management salaries                     (200,000)      (200,000)
                Stock-based compensation                (162,750)      (767,827)
                Write-down of intellectual property     (270,233)            -
                Amortization                              40,535             -
                                                      ----------    -----------

                                                      (2,262,618)    (1,716,228)
                                                      ==========    ===========


           b) The following table presents the effects on the balance sheet of the aforementioned adjustments:

                                                            As at         As at
                                                     December 31,  December 31,
                                                             2002          2001

                Total assets                              386,361       527,617
                Write-down of intellectual property      (228,650)           -
                                                      ----------    -----------

                Total assets as restated                  157,711       527,617
                                                      ==========    ===========

PERFISANS HOLDINGS, INC.
(A DEVELOPMENT STAGE ENTERPRISE)
NOTES TO REVISED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2003 AND 2002
(AMOUNTS EXPRESSED IN US DOLLARS)


       21. RESTATEMENT OF COMPARATIVE FIGURES (cont'd)

           b) (cont'd)

                                                                                     As at               As at
                                                                              December 31,        December 31,
                                                                                      2002                2001

                Total liabilities as previously reported and restated              627,741             170,966
                                                                               -----------         -----------

                Capital stock as previously reported and restated                2,176,710           1,120,210
                                                                               -----------         -----------

                Additional paid-in capital as previously reported                       -                   -

                    Management salaries                                            400,000             400,000
                    Stock-based compensation                                       930,575             767,825
                                                                               -----------         -----------

                Additional paid-in capital as restated                           1,330,575             967,825
                                                                               -----------         -----------
                Accumulated other comprehensive income (loss)
                    as previously reported                                             481             (15,158)
                    Foreign exchange translation                                     1,050                  -
                                                                               -----------         -----------
                Accumulated other comprehensive income (loss)
                    as restated                                                      1,531            ( 15,158)
                                                                               -----------         -----------
                Deficit accumulated during the development stage
                    as previously reported                                      (2,418,571)           (748,101)

                    Management salaries                                           (400,000)           (200,000)
                    Stock-based compensation                                      (930,577)           (767,825)
                    Write-down of intellectual property                           (270,233)                 -
                    Amortization                                                    40,535                  -
                                                                               -----------         -----------
                Deficit, accumulated during the development
                    stage as restated                                           (3,978,846)         (1,716,926)
                                                                               -----------         -----------
                Total stockholders' equity (deficiency) and liabilities
                    as restated                                                    157,711             527,617
                                                                               ===========         ===========

                All applicable notes relating to these adjustments have been restated.

           c) Capital stock and additional paid-in capital as of December 31, 2002 have been revised to reflect a reclassification to present the statement of stockholders equity as that of the legal subsidiary.

                           PERFISANS HOLDINGS, INC.

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2004

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                   (UNAUDITED)

                            PERFISANS HOLDINGS, INC.

                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2004

                        (AMOUNTS EXPRESSED IN US DOLLARS)

                                   (UNAUDITED)



                                TABLE OF CONTENTS


       Interim Consolidated Balance Sheets as of March 31, 2004
           and December 31, 2003                                                                    F-28 - F-29

       Interim Consolidated Statements of Operations for the three months
           ended March 31, 2004 and 2003                                                                   F-30

       Interim Consolidated Statements of Cash Flows for the three months ended
           March 31, 2004 and 2003                                                                         F-31

       Interim Consolidated Statements of Changes in Stockholders' Equity (Deficiency)
           for the three months ended March 31, 2004 and for the year ended
           December 31, 2003                                                                               F-32

       Notes to Interim Consolidated Financial Statements                                           F-33 - F-39

PERFISANS HOLDINGS, INC.
INTERIM CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2004 AND DECEMBER 31, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)
                                                       March 31,    December 31,
                                                            2004            2003

                                                              $               $
                                     ASSETS
       CURRENT ASSETS

    Cash and cash equivalents                            596,761         484,848
    Accounts receivable                                  150,310              --
    Goods and services tax receivable                     34,669          46,034
    Prepaid expenses and deposits                         28,694          62,665
    Inventory                                            106,371              --
                                                      ----------      ----------

                                                         916,805         593,547

PROPERTY, PLANT AND EQUIPMENT                            198,022         209,220

INTELLECTUAL PROPERTY                                          1               1
                                                      ----------      ----------










                                                       1,114,828         802,768
                                                     ===========      ==========







          The accompanying notes are an integral part of these interim consolidated financial statements.

PERFISANS HOLDINGS, INC.
INTERIM CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2004 AND DECEMBER 31, 2003
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)
                                                        March 31,  December 31,
                                                             2004          2003

                                                              $             $
                                   LIABILITIES
CURRENT LIABILITIES

    Accounts payable and accrued liabilities              609,595       302,325
    Current portion of long-term debt                      35,611        39,851
    Promissory note payable                               250,000            --
                                                       ----------    ----------

                                                          895,206       342,176

LOAN FROM A SHAREHOLDER                                   339,260       264,767
                                                       ----------    ----------

                                                        1,234,466       606,943
                                                       ----------    ----------

                        STOCKHOLDERS' EQUITY (DEFICIENCY)

CAPTIAL STOCK                                              37,660        37,660

ADDITIONAL PAID-IN CAPITAL                              6,161,823     6,117,173

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)             (97,846)      (94,459)

DEFICIT                                                (6,221,275)   (5,864,549)
                                                       ----------    ----------

                                                         (119,638)      195,825
                                                       ----------    ----------

                                                        1,114,828       802,768
                                                       ==========    ==========






          The accompanying notes are an integral part of these interim consolidated financial statements.

PERFISANS HOLDINGS, INC.
INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)
                                                            2004           2003

                                                              $              $

              REVENUE                                    335,818             --

                  Cost of goods sold                     313,370             --
                                                     -----------    -----------

              GROSS PROFIT                                22,448             --
                                                     -----------    -----------

              OPERATING EXPENSES

                General and administration               460,466         71,257
                Interest                                     438            602
                Management salaries                       50,000         50,000
                Amortization                              15,428          6,816
                                                     -----------    -----------

              TOTAL OPERATING EXPENSES                   526,332        128,675
                                                     -----------    -----------

              OPERATING LOSS                            (503,884)      (128,675)

                  Interest income and research and
                  development tax refund                 147,158             64
                                                     -----------    -----------

              NET LOSS                                  (356,726)      (128,611)
                                                     ===========    ===========

              Loss per share, basic and diluted            (0.01)         (0.00)
                                                     ===========    ===========

              Weighted average shares outstanding     37,660,189     32,942,967
                                                     ===========    ===========





          The accompanying notes are an integral part of these interim consolidated financial statements.

PERFISANS HOLDINGS, INC.
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                                    2004        2003


                                                                      $           $
     CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss                                                    (356,726)   (128,611)
    Items not requiring an outlay of cash:
         Amortization                                             15,428       6,816
         Management salaries contributed                          50,000      50,000
         Increase in accounts receivable                        (138,667)     (3,220)
         Decrease in prepaid expenses and deposits                33,120       2,080
         Increase in accounts payable and accrued liabilities    307,402      32,707
         Increase in inventory                                  (105,785)         --


NET CASH USED IN OPERATING ACTIVITES                            (195,228)    (40,228)


CASH FLOWS FROM FINANCING ACTIVITIES

    Repayment of long-term debt                                   (3,794)     (8,280)
    Proceeds from promissory note payable                        250,000          --
    Proceeds from loan from a shareholder                         76,885          --
    Proceeds from issuance of shares                                  --     200,000
    Payment of share issue cost                                   (5,350)         --


NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                  317,741     191,720


CASH FLOWS FROM INVESTING ACTIVITIES

    Purchase of property, plant and equipment                     (6,503)       (116)


NET CASH FLOWS USED IN INVESTING ACTIVITIES                       (6,503)       (116)


EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES                  (4,097)     10,698


NET INCREASE IN CASH AND CASH EQUIVALENTS
    FOR THE YEAR                                                 111,913     162,074

    Cash and cash equivalents, beginning of year                 484,848      28,188


CASH AND CASH EQUIVALENTS, END OF YEAR                           596,761     190,262



          The accompanying notes are an integral part of these interim consolidated financial statements.

PERFISANS HOLDINGS, INC.
INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND FOR THE YEAR ENDED
DECEMBER 31,2003
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)

                                                      Common
                                                       stock         Common        Class A      Class A      Class B         Class B
                                                   number of          stock      number of       shares    number of          shares
                                                      shares         amount         shares       amount       shares          amount
                                                   ---------         ------     ----------     --------    ---------        --------
                                                                         $                       $                          $
Balance as of December 31, 2002                           --             --     21,350,000          195    1,475,005         43,515
Issuance of Class B shares for services                   --             --             --           --      110,000          7,000
Issuance of Class A convertible preference                --             --             --           --           --             --
   shares for services
Issuance of Class A shares as payment for                 --             --      1,142,500           --           --             --
   raising capital
Issuance of Class A convertible preference
   shares as payment for raising capital                  --             --             --           --           --             --
Issuance of Class A shares for cash                       --             --      1,500,000      744,598           --             --
Issuance of Class A convertible preference
   shares for cash                                        --             --             --           --           --             --
Recapitalization pursuant to reverse acquisition  37,786,519         37,786    (23,992,500)    (744,793)  (1,585,005)       (50,515)
Cancellation of Common stock                        (126,330)          (126)            --           --           --             --
Management salaries contributed                           --             --             --           --           --             --
Stock-based compensation                                  --             --             --           --           --             --
Foreign currency translation                              --             --             --           --           --             --
Net loss for the year                                     --             --             --           --           --             --
                                                 -----------    -----------    -----------  -----------  -----------    -----------
Balance as of December 31, 2003                   37,660,189         37,660             --           --           --             --
Share issue expense                                       --             --             --           --           --             --
Management salaries contributed                           --             --             --           --           --             --
Foreign currency translation                              --             --             --           --           --             --
Net loss for the year                                     --             --             --           --           --             --
                                                 -----------    -----------    -----------  -----------  -----------    -----------
Balance as of March 31, 2004                      37,660,189         37,660             --           --           --             --
                                                 ===========    ===========    ===========  ===========  ===========    ===========

                                                     Class A        Class A
                                                 convertible    convertible                                              Accumulated
                                                  preference     preference     Additional                                     other
                                                   number of         shares        paid-in              Comprehensive  comprehensive
                                                      shares         amount        capital      Deficit          loss   income(loss)
                                                 -----------    -----------     ----------   ---------- -------------  -------------
                                                                   $              $            $                 $           $
Balance as of December 31, 2002                    4,462,500      2,133,000      1,330,575   (3,978,846)          --          1,531
Issuance of Class B shares for services                   --             --             --           --           --             --
Issuance of Class A convertible preference           600,000        360,000             --           --           --             --
   shares for services
Issuance of Class A shares as payment for                 --             --             --           --           --             --
   raising capital
Issuance of Class A convertible preference
   shares as payment for raising capital             532,792             --             --           --           --             --
Issuance of Class A shares for cash                       --             --             --           --           --             --
Issuance of Class A convertible preference
   shares for cash                                 1,770,170        938,553             --           --           --             --
Recapitalization pursuant to reverse acquisition  (7,365,462)    (3,431,553)     4,189,074           --           --             --
Cancellation of Common stock                              --             --            126           --           --             --
Management salaries contributed                           --             --        200,000           --           --             --
Stock-based compensation                                  --             --        397,398           --           --             --
Foreign currency translation                              --             --             --           --      (95,990)       (95,990)
Net loss for the year                                     --             --             --   (1,885,703)  (1,885,703)            --
                                                 -----------    -----------    -----------  -----------  -----------    -----------
Balance as of December 31, 2003                           --             --      6,117,173   (5,864,549)  (1,981,693)       (94,459)
Share issue expense                                       --             --         (5,350)          --           --             --
Management salaries contributed                           --             --         50,000           --           --             --
Foreign currency translation                              --             --             --           --       (3,387)        (3,387)
Net loss for the year                                     --             --             --     (356,726)    (356,726)            --
                                                 -----------    -----------    -----------  -----------  -----------    -----------
Balance as of March 31, 2004                              --             --      6,161,823   (6,221,275)    (360,113)       (97,846)
                                                 ===========    ===========    ===========  ===========  ===========    ===========





          The accompanying notes are an integral part of these interim consolidated financial statements.

PERFISANS HOLDINGS, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)



       1. NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS


          The accompanying unaudited interim consolidated financial statements do not include all the information and footnotes required by generally accepted accounting principles in the United Stated of America for complete financial statements. In the opinion of management, all adjustments (consisting of all recurring accruals) considered necessary for fair presentation have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the year ended December 31, 2004. Interim consolidated financial statements should be read in conjunction with the company's annual audited consolidated financial statements.


       2. SECURITIES EXCHANGE AGREEMENT AND REVERSE ACQUISITION

          On December 19, 2003, Griffin Industries, Inc. ("Griffin"), a publicly traded company, entered into an Acquisition Agreement with Perfisans Networks Corporation, a Canadian corporation ("Perfisans"). In exchange for the acquisition of the 100% interest in Perfisans, the shareholders of Perfisans were issued a total of 32,942,967 Common shares of Griffin. Following the acquisition, the former shareholders of Perfisans hold 87.5% of the 37,660,189 shares of common stock of Griffin. Consequently, even though Griffin is the legal acquirer, this transaction will be treated as an acquisition of Griffin by Perfisans and as a recapitalization by Perfisans for accounting purposes.

          As part of this transaction, the company changed its name from Griffin Industries, Inc. to Perfisans Holdings, Inc. Accordingly, these financial statements are titled Perfisans Holdings, Inc. The comparative financial statements are those of Perfisans, the accounting acquirer.


       3. NATURE OF OPERATIONS AND GOING CONCERN

          Perfisans Holdings, Inc. (the "Company") is a technology development company. The principal activity of the Company is the design and development of integrated circuits for commercial purposes.

          The Company was previously in the development stage and commenced earning revenue during the first quarter of 2004. The Company has incurred losses since its incorporation. The Company has funded its operations to date through the issuance of shares.

          The Company plans to introduce products to the market beginning in 2004. Three products are planned for release in 2004. These products are focused on the network interface semiconductor integrated circuits.

          Product 1 - SNA 1020A. The Company anticipates releasing this network interface chip towards the end of the 2nd quarter of 2004.

PERFISANS HOLDINGS, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)



       3. NATURE OF OPERATIONS AND GOING CONCERN (cont'd)

          Product 2 - SNA 1000. Low cost, single chip Gigabit network interface chip. Management is marketing this product primarily to network card manufacturers who are marketing products geared toward the consumer market. The Company plan on releasing this network interface chip towards the end of the 2nd quarter of 2004.

          Product 3 - SNA 1010. Management plans to market this product primarily to network card manufacturers who are marketing products geared toward the consumer market. The Company plans to release this product in the fourth quarter of 2004.

          Despite having limited revenue since inception, the Company believes that its management has developed a business plan, that if successfully implemented could substantially improve the Company's operational results and financial conditions. However, the Company can give no assurances that its current cash flows from operations, if any, and proceeds from the sale of securities, will be adequate to fund its expected operating and capital needs for the next twelve months. The adequacy of cash resources over the next twelve months is primarily dependent on its operating results and the ability to obtain proceeds from the sales of securities. The projected cash requirement for the next twelve months will be 10 million dollars. The proceeds from the sale of 4,000,000 shares to SBI and Westmoreland will be adequate to fund its expected operating and capital needs for the next twelve months.


       4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           a.   Inventory

                Inventory comprises of work-in-progress items and is recorded at the lower of cost and net realizable value. Cost is determined on the first-in, first-out basis.


           b.   Revenue Recognition

                Sales are recognized upon delivery of goods and passage of title to customers. The company's sales are made through independent manufacturer's agents (known as "reps") and independent distributors (known as "dists"). Orders for sales through reps. are placed direct to the company for which the reps. earn a commission. The dists. purchase the company's products outright, takes title to them and assumes all risk of loss. The company has no responsibility for unsold products held by its customers except under normal warranty arrangements.

PERFISANS HOLDINGS, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)



       5. INTELLECTUAL PROPERTY
                                                  March 31,        December 31,
                                                       2004                2003

                                                         $                   $

          Intellectual property                     327,324             327,324
          Less:  Impairment write down             (327,323)           (327,323)
                                                -----------         -----------

                                                          1                   1
                                                ===========         ===========

          Intellectual property represents licenses to use, modify and prepare derivative works of licensors' source material. Licenses may be subject to annual and usage fees. The terms of the licenses continue indefinitely unless breached by the terms of the agreements. As at March 31, 2004 and December 31, 2003, the Company had three licensing agreements, which it entered into between April 2002 and July 2002. These licenses are non-transferable, non-sublicensable and royalty free. The Company must pay annual support and maintenance fees to the licensors to maintain the terms of the agreements. These licenses give the Company the right to incorporate licensor software into the Company's internally-developed software and the products it is developing.

          Annual support and maintenance fees are expensed as they become due.

          The Company evaluates the recoverability of the intellectual property and reviews the impairment on an annual basis and at any other time if events occur or circumstances change that would more likely than not reduce the fair value below its carrying amount utilizing the guidance of SFAS 142, "Goodwill and other Intangible Assets". Several factors are used to evaluate the intellectual property, including but not limited to, management's plans for future operations, recent operating results and projected undiscounted cash flows. As at March 31, 2004 and December 31, 2003, significant doubt exists with respect to the recoverability of these licenses. Consequently, intellectual property has been written-down to a nominal value of $1.


       6. PROMISSORY NOTE PAYABLE

          Promissory note payable bears interest at 2% per month, with principal and interest payable at the earlier of i) July 2004; or ii) upon the Company's receipt of at least $4,000,000 in gross proceeds from public or private sale of the company's securities.

PERFISANS HOLDINGS, INC.
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2004
(AMOUNTS EXPRESSED IN US DOLLARS)
(UNAUDITED)



       7. RELATED PARTY TRANSACTION

          Included in cost of sales are $143,200 of purchases from a shareholder of the company. As at March 31, 2004, there are $142,026 included in accounts payable due to this shareholder.


       8. CONTINGENT LIABILITY

          The Company has received a Job Creation Loan in the amount of $77,000. If job creation under the loan program does not materialize, the penalty will be a retroactive increase in the interest rate to prime plus 2.5%, per annum, from prime plus 0.25% per annum.

          Management is unable to determine the likelihood of this penalty materializing as at March 31, 2004. Any expense that may result from this penalty will be recognized in the period in which it becomes known.


       9. REGISTRATION STATEMENT

          On February 12, 2004, the Company filed a registration statement whereby the company is offering up to 4,000,000 shares of common stock in two tranches. Tranche 1 is 2,000,000 shares at $2.00 each and Tranche 2 is 2,000,000 shares at $3.00 each. As at March 31, 2004, the offering is in the process of being reviewed by the Securities and Exchange Commission.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Maryland law permits a provision in the by-laws of each corporation organized under the Maryland law eliminating or limiting, with some exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for some breaches of fiduciary duty. Our By-Laws eliminates the personal liability of directors to the fullest extent permitted by the Maryland law.

Maryland law empowers a corporation to indemnify, within limits, it's officers, directors, employees and agents against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement that they actually and reasonably incur in connection with any suit or proceeding, other than by or on behalf of the corporation, if they acted in good faith and in the manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

With respect to any action by or on behalf of the corporation, Maryland law permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) they actually and reasonably incur in connection with the defense or settlement of the action or suit, provided that person meets the standard of conduct described in the preceding paragraph. No indemnification is permitted, however, in respect of any claim where that person has been found liable to the corporation, unless the court in which the action or suit was brought approves the indemnification and determines that the person is fairly and reasonably entitles to be indemnified.

Our By-Laws contain a provision that eliminates the personal liability of our directors to us and our stockholders for monetary damages for breach of a director's fiduciary duty to us. This provision does not permit any limitation on, or elimination of the liability of a director for, disloyalty to us or our stockholders, for failing to acting good faith, for engaging in intentional misconduct or a knowing violation of law, for obtaining an improper personal benefit or for paying a dividend or approving a stock repurchase that would be illegal under Maryland Law.

Our By-Laws requires us to indemnify our directors and officers against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative, other than an action by or in our right (a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action. Moreover, Maryland Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us or expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter as been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the Common Stock being registered.

         SEC registration fee                                    $  2,187.92
         Legal fees and expenses                                   50,000
         Accountants' fees and expenses                            15,000
         Printing expenses                                         35,000
         Blue sky fees and expenses                                 5,000
         Transfer agent and registrar fees and expenses             1,000
         Miscellaneous
                                                               -------------
         Total                                                   $ 95,187.92
                                                               -------------

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


The following is a list of our securities that have been sold or issued by us during the past three years. Each of these securities were sold without registration under the Securities Act in reliance on Section 4(2) of the Securities Act. All share numbers have been adjusted to reflect the 30-1 reverse stock split effected in December 2003. There were no underwriting discounts or commissions paid in connection with the sale of these securities, except as noted.

During 2001, we issued options to purchase 3,333 shares of our common stock to Paul Adams, an employee under a co-employment agreement. This issuance was made in reliance on Section 4(2)of the Securities Act. Mr. Adams was a sophisticated investor and there was no underwriter involved in the transaction.

In April 2003, we issued 100,000 shares of common stock to Global Development Corp. in exchange for $25,000. This issuance was made in reliance on Section 4(2)of the Securities Act. Global was a sophisticated investor and there was no underwriter involved in the transaction.

In September 2003, we issued Nathan W. Drage, our attorney, 10,000 shares of our common stock in exchange for professional services valued at $300. This issuance was made in reliance on Section 4(2)of the Securities Act. Mr. Drage was a sophisticated investor and there was no underwriter involved in the transaction.

On December 19, 2004, pursuant to the acquisition of Perfisans Networks Corporation, the Registrant issued an aggregate of 35,411,853 shares of our common stock in exchange for all of the issued capital stock of Perfisans Networks Corporation and $200,000 which was utilized to satisfy all then existing debt obligations. The parties to the Acquisition Agreement relied on the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, which requires that there be no public offering and that the entity issuing the securities be the issuer, there was no general solicitation, and no underwriter involved. All of the share recipients were sophisticated investors. The parties who received the shares were: So Lai Wah Ania, Dwayne Bennett, Chan Wilson, Albert & Elaine Chiu Chang, Sunny L-M Chang, Henry Chau, Kwan H. Cheng, EE Solutions, Inc., General Resources Co., Harbour Capital Management Group, Ting Herth, Yam Kit Charley Heung, HJG Partnership, Jui-Jung Huang, Richard Hue, Tak OI Ida Lam, To-Hon Lam, Wai Hung Sam Lam, Jimmy Lee, Legend Rider Development Limited, Andrew Lin, Betty Liu, Karpei Kirby Liu, Shu-Jung Liu, Richard Lodenquai, Szf Chi Man, Michai-I Paul, Lee Pei-Phi, Salusar Investment Ltd., Sharp Idea Securities Co., Ltd., L. Shin Family Limited Partnership, Shingfat International Consulting, Inc., Ka Bun Sit, Derek So, Agnes So, Kan Wai Kin Stanley, Richard Szt, Lino Tassonc, Liao Bo Tian, Eileen Wang, Bok Wong, Shek Ho Wong, Yun Chiu Yu & Teng Ming Kuan.

The following issuances numbered 1 through 8 below were made by Perfisans Networks Corporation, which at the time of issuance was a private company and a Canadian entity. All such issuances were made to non-U.S. residents. Accordingly, Perfisans Networks Corporation was not subject to U.S. securities laws at such time and they did not rely on any specific exemption. The Registrant believes that had it been subject to U.S. securities laws all of the issuances by Perfisans Networks Corporation would have been exempted under
Section 4(2) of the Securities Act and Regulation D.


1) In 2001, Perfisans Networks Corporation issued an aggregate of 3,000,000 shares of its common stock as founders shares To-Hon Lam and to Bok Wong for total consideration of $195.

2) In 2002, Perfisans Networks Corporation issued an additional 18,350,000 shares of its common stock to Kwan Chang, Heung Lam, Jui Jung Huang, Bok Wong, To-Hon Lam, Lee Pei-Pei and Richard Lodenguai in exchange for no consideration.

3) In 2002, Perfisans Networks Corporation issued an aggregate of 8,950,467 shares of preferred stock (all of which were converted into an identical number of shares of common stock prior to the acquisition) in exchange for an aggregate of $3,494,618 in gross proceeds. The shares were issued to the following parties: Richard Lodenguai, Kwan Cheng, General Resources, Eilleen Wang, Chang/Chiu Sit, Shu-Jung Liu, Legend Rider Development, Andrew Lin, Ke-pei Kirby Lin and EE Solutions, Inc.

4) In 2003, Perfisans Networks Corporation issued an additional 2,642,500 shares of its common stock in exchange for an aggregate of $1,585,695 to 9 individuals or entities. The parties who received the shares were Sharp Idea Securities, Co., Enza Agosta, Harbour Capital Management, Yun Cheung Pang, Monica Mui, Allan Cheung, Yan Dong Zhu, Angela Fabrizi and Frank Safechuck.

5) In 2002, Perfisans Networks Corporation issued an aggregate of 1,777,593 warrants to purchase common stock to 9 individuals or entities. The parties who received the warrants were Sharp Idea Securities Co., Shek-Ho Wong, Betty Liu, HJG Partnership, Hazelton Capital Limited, Romeo DiBattista, Mark Marcello, Harbour Capital Management and Shingfat International Consulting.

6) In 2001, Perfisans Networks Corporation issued an aggregate of 2,108,500 options to purchase common stock to 15 of its employees or consultants. The parties who received the options were To-Hon Lam, Bok Wong, FuXiang Xiong, Trang D.N. Nuguyen, Sam Yao Sen Wu, Wai Lo, Anthony Fong, Li Zeng, Jolie Davies-Shaw, Chao Kuan, Sheriton Shuciguiag Dong, Di Wei Li, Wei Xia, Tiffany Wing and Nga Cheung.

7) In 2002, Perfisans Networks Corporation issued an aggregate of 400,500 options to purchase common stock to 13 of its employees or consultants. The parties who received the options were Fuxiang Xiong, Trang Nuguyen, Sam Wu, Li Zeng, Jolie Davies Shaw, Chao Kuan, Sheriton Shuciguiag Dong, DiWei Li, Wei Xia, Tiffany Wing, NGA Cheung, Siu Lan Lee, Jackson Pang, Chung Fung and Ben Hai Bin Ye.

8) In 2003, Perfisans Networks Corporation issued an aggregate of 1,285,900 options to purchase common stock to 18 of its employees or consultants. The parties who received the options were To-Hon Lam, Bok Wong, Clarence Wu, Trang D.N. Nguyen, Sam Wu, Li Zeng, Chao Kuan, Wei Kia, Tiffany Cheung, Siu Lan Lee, Jackson Pang Chung Fung, Sam Chung Lin, Bon Hai BinYe, Chris Ban Thiu Mach, Camus Kam Fai Wong, Jacky Chung Kei To, Jonah Chen and Sheng Wang.

The Company is selling 1,000,000 shares of common stock and 600,000 warrants to purchase common stock to SBI Brightline Consulting, LLC. in a transaction exempted from registration under Section 4(2) of the Securities Act. SBI is an accredited investor and there is no underwriter involved. The Company is selling 1,000,000 shares of common stock to Westmoreland PFNC, LLC. in a transaction exempted from registration under Section 4(2) of the Securities Act. Westmoreland is an accredited investor and there is no underwriter involved.


ITEM 27.     EXHIBITS

(a)    EXHIBIT INDEX

   Exhibit No.                          Document

3.     Certificate of Incorporation and Bylaws

       3.1 Articles of Incorporation (filed with the Company's Form 10 filed on December 15, 2000)*

       3.1.1 Amended Articles of Incorporation (filed with the Company's Form 10-KSB dated March 30, 2003)*

       3.2    Bylaws (filed with the Company's Form 10 filed on December 15,
              2000)*

5.1    Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP(*)

10.    Material Contracts

       10.1 Acquisition Agreement by and between Perfisans Holdings, Inc. and Perfisans Networks Corporation (*)

       10.2 Stock Purchase Agreement by and between the Registrant and SBI Brightline Consulting, LLC. dated February 12, 2004 (*)

       10.3 Stock Purchase Agreement by and between the Registrant and Trilogy Capital Partners, Inc. dated February 12, 2004(*)


       10.4 Amendments to Stock Purchase Agreement by and between the Registrant, SBI Brightline Consulting, LLC and Trilogy Capital Partners, Inc. both dated June 25, 2004 (1)

       10.5 Services Agreement by and between the Registrant and Trilogy Capital Partners, Inc.(*)

       10.6   Employment Agreement with To-Hon Lam(*)

       10.7   Employment Agreement with Bok Wong(*)

       10.8   2004 Stock Option Plan(*)

       10.9 Assignment Agreements by and between Trilogy Capital Partners, Inc. and Westmoreland PFNC, LLC.(*)

21.    List of subsidiaries(*)


23.    Consents of Experts and Counsel


       23.1   Consent of Schwartz Levitsky Feldman LLP(1)

       23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP included in Exhibit 5.1 hereto. (*)


              All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

       (b)    Financial Statement Schedules

       All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.


       (*)    Previously filed.


       (1)    Filed herewith.



Item 28.      UNDERTAKINGS.

              (a)    The undersigned small business issuer hereby undertakes:

                     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (I) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                            (ii)   Reflect in the prospectus any facts or events
which, individually or together represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the fixed price at which the shares are to be sold may be reflected in the form of prospectus filed with the Commission pursuant to RULE 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                            (iii)  Include any material or changed information
the plan of distribution.

                     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering thereof.

                     (3) File a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

              (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES






       In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it meets all the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, on June 28, 2004.






                            PERFISANS HOLDINGS, INC.




                       By:   /s/ To-Hon Lam
                            ----------------------------------------------------
                            TO-HON LAM
                            CHIEF EXECUTIVE OFFICER/PRINCIPAL FINANCIAL OFFICER/ PRINCIPAL ACCOUNTING OFFICER






       In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 28, 2004.






By: /s/   To-Hon Lam               Chief Executive Officer-Director, Principal
          To-Hon Lam               Accounting Officer and Principal Financial
                                   Officer



By: /s/   Bok Wong                 Vice President of Operations &
          Bok Wong                 Business Development & Director

By: /s/   Christopher Chen         Director
          Christopher Chen

       EXHIBIT INDEX

   Exhibit No.                          Document

3.     Certificate of Incorporation and Bylaws

       3.1 Articles of Incorporation (filed with the Company's Form 10 filed on December 15, 2000)*

       3.1.1 Amended Articles of Incorporation (filed with the Company's Form 10-KSB dated March 30, 2003)*

       3.2    Bylaws (filed with the Company's Form 10 filed on December 15,
              2000)*

5.1    Opinion of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP(*)

10.    Material Contracts

       10.1 Acquisition Agreement by and between Perfisans Holdings, Inc. and Perfisans Networks Corporation (*)

       10.2 Stock Purchase Agreement by and between the Registrant and SBI Brightline Consulting, LLC. dated February 12, 2004 (*)

       10.3 Stock Purchase Agreement by and between the Registrant and Trilogy Capital Partners, Inc. dated February 12, 2004(*)

       10.4 Amendments to Stock Purchase Agreement by and between the Registrant, SBI Brightline Consulting, LLC and Trilogy Capital Partners, Inc. both dated June 25, 2004 (1)

       10.5 Services Agreement by and between the Registrant and Trilogy Capital Partners, Inc.(*)

       10.6   Employment Agreement with To-Hon Lam(*)

       10.7   Employment Agreement with Bok Wong(*)

       10.8   2004 Stock Option Plan(*)

       10.9 Assignment Agreements by and between Trilogy Capital Partners, Inc. and Westmoreland PFNC, LLC.(*)

21.    List of subsidiaries(*)

23.    Consents of Experts and Counsel

       23.1   Consent of Schwartz Levitsky Feldman LLP(1)

       23.2 Consent of Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP included in Exhibit 5.1 hereto. (*)

              All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

       (b)    Financial Statement Schedules

       All schedules are omitted because they are not applicable or because the required information is included in the financial statements or notes thereto.


       (*)    Previously filed.

       (1)    Filed herewith.